UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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the Securities Exchange Act of 1934 (Amendment No.    )

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FAIR ISAAC CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 24, 2012

FAIR ISAAC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-16439	94-1499887
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

901 Marquette Avenue, Suite 3200 Minneapolis, Minnesota	55402-3232
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 612-758-5200

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Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 24, 2012, Dr. Mark N. Greene retired from his position as the Chief Executive Officer of Fair Isaac Corporation (the “Company”). Dr. Greene will be succeeded by William J. Lansing, currently a member of the Board of Directors of the Company (the “Board”). Dr. Greene’s retirement as Chief Executive Officer is effective January 26, 2012, and Mr. Lansing’s appointment as Chief Executive Officer is effective January 27, 2012. In connection with his appointment as Chief Executive Officer, Mr. Lansing has resigned from the Audit Committee of the Board, effective January 27, 2012.

Dr. Greene has entered into a Transition Agreement with the Company pursuant to which he will remain employed by the Company as Advisory Council Chair until January 26, 2013 (the “Separation Date”) and will receive an annual base salary of $250,000. If Dr. Greene’s employment is not terminated before the Separation Date in accordance with the terms of the Transition Agreement, he will be entitled to the following retention pay and benefits: (i) a cash payment equal to two times the sum of his annual base salary ($250,000) and the annual cash incentive payment last made to Dr. Greene before his retirement as Chief Executive Officer ($310,000), such cash payment to be made in a lump sum on the 60th day after the Separation Date, and (ii) continuation of certain benefits pursuant to COBRA for 18 months. Dr. Greene’s receipt of these retention pay and benefits is conditioned on his execution of a release of claims against the Company, his compliance with the terms of the Transition Agreement (which includes non-solicitation and non-disparagement provisions) and other agreements in effect between him and the Company, and his cooperation in the transition of his duties.

Dr. Greene will resign as a member of the Board, effective immediately before the election of directors at the 2012 Annual Meeting of Stockholders (the “2012 Annual Meeting”). Dr. Greene will not stand for re-election at the 2012 Annual Meeting, which is to be held on February 7, 2012 and for which a definitive proxy statement was filed with the Securities Exchange Commission on January 4, 2012 (the “Proxy Statement”). In addition to Dr. Greene’s resignation and decision not to stand for re-election, the Company previously announced that directors Alex W. Hart and Margaret L. Taylor will not stand for re-election at the 2012 Annual Meeting. As a result, on January 24, 2012 the Board reduced the authorized number of directors to seven, effective immediately before the election of directors at the 2012 Annual Meeting.

Stockholders who have already submitted proxies for the 2012 Annual Meeting do not need to resubmit their proxy unless they wish to revoke it. Stockholders of record may revoke their proxy by sending written notice of revocation to the Corporate Secretary of the Company, submitting a new proxy after the date of the revoked proxy in accordance with the instructions in the Proxy Statement, or attending the 2012 Annual Meeting and voting in person. Beneficial owners of shares may submit new voting instructions by contacting their broker, bank or nominee or by voting in person at the 2012 Annual Meeting by obtaining a legal proxy as described in the Proxy Statement.

Stockholders who have not yet submitted their proxy may continue to use the same form of proxy that was delivered with the Proxy Statement in accordance with the instructions in the Proxy Statement. The proxy holders will vote the shares as instructed by the stockholder with respect to the existing nominees other than votes with respect to Dr. Greene, which will be disregarded.

In connection with his appointment as Chief Executive Officer, the Company has entered into a Letter Agreement with Mr. Lansing. The term of the Letter Agreement is from January 27, 2012 through January 26, 2017. Pursuant to the Letter Agreement, Mr. Lansing will receive an annual base salary of $675,000, which is subject to upward adjustment from time to time during the term of the Letter Agreement as determined by the Compensation Committee of the Board (the “Committee”). For each full fiscal year of the Company during the term of the Letter Agreement, Mr. Lansing will be eligible to receive a cash incentive award payable from 0% to 200% of his annual base salary at the rate in effect at the end of such fiscal year, with a target equal to 100% of his annual base salary, pursuant to the Company’s Management Incentive Plan and the terms and conditions established by the Committee from time to time. Mr. Lansing’s cash incentive award for fiscal year 2012 has been guaranteed to be no less than $450,000, his target amount prorated for a partial year of service, provided he remains actively employed by the Company as of the regular annual payout date for fiscal 2012 cash incentive awards.

Mr. Lansing will be entitled to receive, upon the effectiveness of his appointment as Chief Executive Officer, a non-statutory stock option to purchase 300,000 shares of the common stock of the Company (the “Option”). The Option will have an exercise price equal to the closing sale price of a share of the Company’s common stock on the date of grant, will be subject to four-year ratable vesting and will have a term of seven years. In accordance with the policies and practices of the Company, Mr. Lansing has made an election, prior to the date of grant, to receive restricted stock units (“RSUs”) in lieu of one-half of the shares subject to the Option at a conversion ratio of one RSU for every three shares of common stock subject to the Option. The resulting 50,000 RSUs are also subject to four-year ratable vesting. The Option and RSUs will be granted under and subject to the terms of the Company’s 1992 Long-term Incentive Plan.

Mr. Lansing will also be granted, upon the effectiveness of his appointment as Chief Executive Officer, a performance share unit (“PSU”) award with a target value of 50,000 shares of common stock of the Company and a maximum value of 100,000 shares. Depending on the Company’s satisfaction of certain performance metrics during the Company’s 2012 fiscal year, the actual number of PSUs that will be deemed earned may range from zero up to 100,000. Upon completion of fiscal year 2012, one-quarter of the units that have been earned through satisfaction of the performance metrics will be vested, and the remaining three-quarters of the earned units will vest ratably over the following three years. Each vested unit will be settled in one share of common stock. The PSUs will be granted under and subject to the terms of the Company’s 2012 Long-Term Incentive Plan, which has been adopted by the Board but not yet approved by the Company’s stockholders. If the Company’s stockholders do not approve the 2012 Long-Term Incentive Plan at the 2012 Annual Meeting, the PSU award will be rescinded.

For each full fiscal year that he is employed during the term of the Letter Agreement, Mr. Lansing will be eligible for an annual equity grant based on achievement of objectives established by the Committee. Some or all of such annual equity grant may be in the form of RSUs, PSUs or other equity that have an equivalent economic value to an option award.

If Mr. Lansing’s employment is terminated by the Company without Cause or if he voluntary resigns for Good Reason (both as defined in the Letter Agreement) prior to the expiration of the term of the Letter Agreement, Mr. Lansing will be entitled to the following severance pay and benefits pursuant to the Letter Agreement: (i) a cash payment in an amount equal to two times the sum of (A) his annual base salary in effect on the last day of his employment (but in no event less than $675,000), plus (B) the annual cash incentive payment last paid to him before the termination of his employment, such cash payment to be made in a lump sum on the 70th day following Mr. Lansing’s separation from service, and (ii) continuation of certain benefits pursuant to COBRA for 18 months. If a termination of employment occurs prior to payment of the cash incentive payment for fiscal year 2012, a value of $450,000 will be assigned to that portion of the calculation. Mr. Lansing’s receipt of these severance pay and benefits would be conditioned on his execution of a release of claims against the Company, his compliance with the terms of any agreements in effect between him and the Company, his cooperation in the transition of his duties, and his agreement not to disparage the Company. In addition, in the event that Mr. Lansing will receive payments and benefits pursuant to the Management Agreement described below, he will not be entitled to severance payments or benefits under the Letter Agreement.

Mr. Lansing’s Letter Agreement also provides that the Company will reimburse him up to $25,000 in advisory fees related to the review and negotiation of materials related to the Company’s employment offer and will reimburse him annually up to $25,000 related to financial planning and/or personal income tax preparation and accounting services.

In connection with his appointment as Chief Executive Officer, Mr. Lansing will also enter into a Management Agreement with the Company. Pursuant to the Management Agreement, if Mr. Lansing’s employment is terminated by the Company without Cause or if he resigns for Good Reason within 60 days before or one year following a change of control Event that occurs during the Term of the

Management Agreement (each as defined in the Management Agreement), then Mr. Lansing will be entitled to the following severance pay and benefits, subject to certain limitations specified in the Management Agreement: (i) a cash payment in an amount equal to three times the sum of (A) his annual base salary in effect on the last day of his employment (but in no event less than $675,000), plus (B) the annual cash incentive payment last paid to him before the termination of his employment, such cash payment to be made in a lump sum on the 70th day following Mr. Lansing’s separation from service, (ii) continuation of certain insurance benefits for 18 months, and (iii) full acceleration of all of Mr. Lansing’s unvested stock options, RSUs and PSUs. If the fiscal year preceding the Event is fiscal year 2012 or earlier, the cash incentive payment calculation will be based on the greater of the amount actually received or $450,000.

The foregoing descriptions of the Transition Agreement applicable to Dr. Greene and the Letter Agreement and Management Agreement applicable to Mr. Lansing are summaries only and are qualified in all respects by reference to the full text of such agreements, attached to this Current Report on Form 8-K as Exhibits 10.1, 10.2 and 10.3, respectively, and incorporated into this Item 5.02 by reference.

Mr. Lansing, age 53, has been a member of our Board since February 2006 and currently serves on the Audit Committee of the Board. From February 2009 through November 11, 2010, Mr. Lansing served as Chief Executive Officer and President at Infospace, Inc. From 2004 until 2007, Mr. Lansing served as Chief Executive Officer and President at ValueVision Media, Inc. From 2001 to 2003, he served as a General Partner at General Atlantic LLC, a global private equity firm. From 2000 to 2001, he was Chief Executive Officer at NBC Internet, Inc., an integrated Internet media company. From 1998 to 2000, he served as President, then as Chief Executive Officer at Fingerhut Companies, Inc., a direct marketing company. From 1996 to 1998, he was Vice President, Corporate Business Development at General Electric Company. In 1996, he was Chief Operating Officer/Executive Vice President at Prodigy, Inc. From 1986 through 1995, Mr. Lansing worked with McKinsey & Company, Inc. Mr. Lansing is a director at the following public company in addition to FICO: RightNow Technologies, Inc. Within the past five years, Mr. Lansing also served on the board of the following public companies: Digital River, Inc., InfoSpace, Inc. and ValueVision Media, Inc. He holds an undergraduate degree from Wesleyan University and a J.D. from Georgetown University.

There are no family relationships between Mr. Lansing and any other director or executive officer of the Company that require disclosure under Item 401(d) of Regulation S-K. Other than with respect to the Letter Agreement and the Management Agreement, there are no transactions between Mr. Lansing or any member of his immediate family and the Company or any of its subsidiaries that require disclosure under Item 404(a) of Regulation S-K.

A copy of the press release dated January 26, 2012, announcing the transition in the Chief Executive Officer position, is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit	Description

10.1	Transition Agreement, dated January 24, 2012, between Dr. Mark N. Greene and the Company

10.2	Letter Agreement, dated January 24, 2012, between William J. Lansing and the Company

10.3	Management Agreement, dated January 24, 2012, between William J. Lansing and the Company

99.1	Press release dated January 26, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAIR ISAAC CORPORATION

By	/s/ Mark R. Scadina
Mark R. Scadina
Executive Vice President, General Counsel and Secretary

Date: January 26, 2012

EXHIBIT INDEX

Exhibit No.	Description	Manner of Filing

10.1	Transition Agreement, dated January 24, 2012, between Dr. Mark N. Greene and the Company	Filed Electronically

10.2	Letter Agreement, dated January 24, 2012, between William J. Lansing and the Company	Filed Electronically

10.3	Management Agreement, dated January 24, 2012, between William J. Lansing and the Company	Filed Electronically

99.1	Press release dated January 26, 2012	Filed Electronically

Exhibit 10.1

FAIR ISAAC CORPORATION

TRANSITION AGREEMENT

WITH MARK N. GREENE

THIS TRANSITION AGREEMENT (the “Agreement”) is made and entered into as of January 24, 2012 (the “Effective Date”) by and between Fair Isaac Corporation, a Delaware corporation (the “Company”), and Mark N. Greene, a resident of Minnesota (“Greene”).

BACKGROUND

A. Greene began his employment with the Company in February 2007 and will serve as the Company’s Chief Executive Officer through January 26, 2012, the date on which the parties have agreed to end Greene’s service as the Company’s Chief Executive Officer.

B. The Company and Greene entered into a letter agreement dated February 13, 2007, which was subsequently amended on June 30, 2008 (the “Letter Agreement”).

C. The Company and Greene entered into an Indemnification Agreement dated February 14, 2007 (the “Indemnification Agreement”).

D. The Company and Greene entered into a Proprietary Information and Inventions Agreement dated February 14, 2007 (the “PIIA”).

E. The Company and Greene entered into an Amended and Restated Management Agreement dated June 30, 2008 (the “Management Agreement”).

F. As of the Effective Date, Greene holds options to purchase shares of common stock of the Company and holds restricted stock unit awards, pursuant to written option agreements and restricted stock unit agreements, as applicable (the “Equity Awards”), as summarized in the attached Exhibit A to this Agreement.

G. Greene has announced his retirement from the Company as its Chief Executive Officer effective as of January 26, 2012.

H. At the Company’s request, Greene shall remain employed with the Company as Advisory Council Chair commencing as of January 27, 2012 (the “Appointment Date”) until January 26, 2013 (the “Separation Date”), or until earlier terminated in accordance with subparagraph 2(d) below, to provide services to the Company under the terms of this Agreement in order to facilitate a smooth transition for the Company.

I. The parties intend to mutually conclude their employment relationship amicably, but mutually recognize that such a relationship may give rise to potential claims or liabilities.

J. The parties desire to resolve all issues now in dispute between them and have agreed to a full settlement of such issues.

NOW THEREFORE, in consideration of the mutual promises and provisions contained in this Agreement, the First Release and the Second Release (defined and referred to below), the parties, intending to be legally bound, agree as follows:

AGREEMENT

1. Retirement; Transition Term. Greene hereby confirms his retirement from the Company as its Chief Executive Officer and as an officer of any of the Company’s subsidiaries and affiliates effective as of January 26, 2012. Greene further hereby confirms his resignation as an employee of the Company and any of its subsidiaries and affiliates effective as of the Separation Date or such earlier date if Greene’s employment is terminated before the Separation Date in accordance with subparagraph 2(d) below. Greene further hereby confirms his resignation as a member of the Board of Directors of the Company (the “Board”) effective immediately prior to the Company’s 2012 Annual Meeting of Stockholders currently scheduled for February 7, 2012 (and the parties agree and acknowledge that Greene will not stand for reelection to the Board, nor be nominated to the Board, at such Annual Meeting). Greene’s employment with the Company will automatically terminate effective as of the Separation Date, unless earlier terminated in accordance with subparagraph 2(d) below. The period of Greene’s employment hereunder is referred to in this Agreement as the “Transition Term”. Except as otherwise provided herein, Greene may not have any other employment or engage in any other business venture during the Transition Term unless Greene obtains prior written approval from the Chair of the Board and the Company’s Chief Executive Officer.

2. Employment Terms During the Transition Term.

(a) Scope of Engagement. Subject to the terms and conditions of this Agreement, Greene agrees to remain in the employ of the Company, and the Company agrees to continue Greene’s employment, for the duration of the Transition Term. As of the Appointment Date and for the remainder of the Transition Term, Greene’s title will be Advisory Council Chair. In this role, Greene will report directly to the Company’s Chief Executive Officer, and Greene will be responsible for providing such transition assistance and for special project matters as may be reasonably requested by the Company’s Chief Executive Officer from time to time (which Greene may perform from the location of his choosing). The Company will provide Greene with reasonable notice if Greene is required to travel to the Company’s headquarters and other Company locations from time to time to provide the services described above. Greene agrees to serve the Company faithfully and to the best of his ability during the Transition Term. Greene may participate in charitable activities and personal investment activities to a reasonable extent, and Greene may serve as a director of business and civic organizations as approved by the Board, so long as such activities and directorships do not interfere with the performance of Greene’s duties and responsibilities to the Company under this Agreement.

(b) Pay and Benefits. From the Effective Date through the Appointment Date, the Company will pay Greene a base salary for services performed at the annualized rate of $675,000.00, the annualized rate in effect immediately before the Effective Date, subject to normal withholdings and payable in accordance with the Company’s normal payroll practices. As of the Appointment Date and during the remainder of the Transition Term, the Company will pay Greene a base salary for services performed at the annualized rate of $250,000.00, subject to normal withholdings and payable in accordance with the Company’s normal payroll practices. In addition, during the Transition Term Greene will be eligible to participate in such employee benefit plans and programs for which he may be eligible and in which he participated immediately before the Effective Date, pursuant to the terms and conditions of such plans; provided, however, that Greene shall not be eligible for any incentive, bonus, option or other compensation award for the Company’s fiscal year 2012. The benefits plans and programs of the Company may be modified or terminated by the Company in its discretion provided that any modification or termination will be generally applicable to similarly situated employees of the Company. Greene agrees that he will not accrue additional vacation leave during the Transition Term and Greene further agrees that he will use all vacation time accrued during his employment such that he will not be entitled to any payment for accrued and unused vacation leave upon conclusion of the Transition Term.

(c) Expenses. The Company shall reimburse Greene for all reasonable and necessary out-of-pocket business, travel and entertainment expenses incurred by him in the performance of his duties and responsibilities for the Company during the Transition Term, subject to the Company’s normal policies and procedures for expense verification and documentation.

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(d) Early Termination. Notwithstanding anything in this Agreement to the contrary, Greene’s employment hereunder may be terminated before the Separation Date (i) by Greene at any time and for any reason, (ii) by the Company for Cause (as defined below), (iii) by the Company for any reason following an Event (as such term is defined in the Management Agreement), (iv) by the Company due to disability for which Greene is qualified for benefits under the Company’s group long-term disability program, or (v) because of Greene’s death. In the event of termination of Greene’s employment before the Separation Date because of any of the foregoing reasons, the Company’s only obligation hereunder shall be to pay such compensation and provide such benefits as are earned by Greene through the date of termination of employment. Upon termination of Greene’s employment for any reason (including upon the Separation Date), Greene shall promptly resign any and all positions Greene then holds as officer or director of the Company or any of its affiliates.

(e) Cause Definition. For purposes of this Agreement, “Cause” means a determination in good faith by the Board of the existence of one or more of the following: (i) commission by Greene of any act constituting a felony; (ii) any intentional and/or willful act of fraud or material dishonesty by Greene related to, connected with or otherwise affecting Greene’s employment with the Company, or otherwise likely to cause material harm to the Company or its reputation; or (iii) a material breach by Greene of the Company’s material policies or codes of conduct or of Greene’s material obligations under this Agreement, the PIIA or other agreement between Greene and the Company, which breach has not been cured within fifteen (15) days after written notice thereof to Greene from the Company.

(f) Coordination With Management Agreement. The parties agrees that (i) if any Event shall occur during the Term (as such term is defined in the Management Agreement), and the employment of Greene with the Company is voluntarily or involuntarily terminated under circumstances specified in Section 2(a) of the Management Agreement, then Greene shall be eligible to receive from the Company or its successor the benefits under Section 2 of the Management Agreement in accordance with the terms of the Management Agreement; and (ii) neither Greene’s notice of resignation effective as of the Separation Date, nor his resignation effective as of the Separation Date, both in accordance with paragraph 1, constitute an involuntary termination or resignation for Good Reason (as such term is defined in the Management Agreement), or otherwise triggers any payments or benefits, under the Management Agreement or the Letter Agreement.

3. Equity Awards. Greene acknowledges and agrees that the spreadsheet set forth as Exhibit A is an accurate list of all option grants and equity-based awards received by Greene during his employment with the Company prior to the Effective Date, and that he has no other equity or equity-based compensation rights with respect to the Company or any affiliate. The Equity Awards shall continue to be governed by the terms and conditions set forth in the applicable written stock option and restricted stock unit agreements.

4. First and Second Release by Greene. At the same time Greene signs this Agreement, he also will sign a release in the form attached to this Agreement as Exhibit B (the “First Release”), in favor of the Company and its affiliates, divisions, subsidiaries, committees, trustees, directors, officers, employees, agents, predecessors, successors, and assigns. If on or within twenty-one (21) days after the Separation Date (provided Greene’s employment is not terminated early under subparagraph 2(d) above before the Separation Date) Greene executes a second release in the form attached to this Agreement as Exhibit C (the “Second Release”) and satisfies the other conditions identified in subparagraph 5(b) below, then Greene will be eligible for the additional consideration as set out in subparagraph 5(a) below. This Agreement will not be interpreted or construed to limit the First Release or the Second Release in any manner. The existence of any dispute related to the interpretation of this Agreement or the alleged breach of this Agreement will not nullify or otherwise affect the validity or enforceability of the First Release or the Second Release.

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5. Retention Consideration.

(a) Retention Pay and Benefits. If Greene’s employment is not terminated early under subparagraph 2(d) above before the Separation Date, then Greene’s employment with the Company shall end as of the Separation Date and, subject to the conditions identified below, the Company will (1) pay Greene as retention pay an amount equal to two (2) times the sum of (A) Greene’s annual base salary at the post-Appointment Date rate identified in subparagraph 2(b) above ($250,000.00) plus (B) the annual incentive bonus last paid to Greene preceding the Effective Date ($310,000.00), payable in a lump sum on the sixtieth (60th) day after the Separation Date, and (2) provided Greene (and, if applicable, Greene’s eligible dependents), completes and returns the forms necessary to elect COBRA continuation coverage to the COBRA administrator for the group health plan in which Greene participates as of the Separation Date, provide Greene (and, if applicable, Greene’s eligible dependents) with COBRA continuation coverage at no cost to Greene, for a period of eighteen (18) months following the effective date of termination of Greene’s employment, provided Greene remains eligible for COBRA; provided that such continuation coverage will be provided only with respect to Greene’s base medical, dental, vision and Employee Assistance Program coverage under the group health plan in which Greene receives COBRA continuation coverage (and in Minnesota only, this applies to basic life insurance coverage), and shall not apply to any medical expense reimbursement account, dental care plan, vision care plan, or other arrangement for which Greene may be entitled to COBRA continuation coverage.

(b) Conditions. Payment by the Company of any retention pay or premium reimbursements under subparagraph 5(a) will be conditioned upon Greene (1) signing and not revoking the Second Release in accordance with paragraph 4, (2) complying with Greene’s obligations under this Agreement, the PIIA or any other agreement between Greene and the Company then in effect, and (3) cooperating with the Company in the transition of Greene’s duties.

6. Confidential Information. Greene acknowledges entering into the PIIA and hereby reaffirms his commitments and obligations under the PIIA. Nothing in this Agreement is intended to modify, amend, cancel or supersede the PIIA in any manner.

7. Non-Solicitation. During the Transition Term, and for a period of twelve (12) consecutive months from and after conclusion of the Transition Term, Greene shall not, directly or indirectly, (a) solicit, request, advise, induce or influence any person who is then employed or engaged by the Company (as an agent, employee, independent contractor, or in any other capacity), or any successor thereto, or who was an employee of the Company, or any successor thereto, at any time during Greene’s employment with the Company or the six (6) month period immediately preceding the termination of Greene’s employment, in any manner or capacity, to terminate his or her employment, agency or relationship with the Company, or any successor thereto; or (b) solicit or sell any product or service competitive with any Company product or service to any customer or prospective customer of the Company that Greene solicited or sold to, or had direct or supervisory responsibility for soliciting or selling to, during the 24-month period immediately preceding the termination of Greene’s employment with the Company, or about which Greene has knowledge of proprietary information (as that term is defined in the PIIA); or (c) divert or take away, or attempt to divert or take away, or solicit or attempt to solicit, any current or potential customer, supplier or other business contact of the Company (whether or not Greene directly solicited such customer during Greene’s employment) to cancel, curtail, or otherwise adversely change its relationship with the Company, in any manner or capacity, including without limitation as a proprietor, principal, agent, partner, officer, director, stockholder, employee, member of any association, consultant or otherwise.

8. Confidentiality.

(a) General Standard. The provisions of this Agreement, the First Release and the Second Release (collectively “Confidential Transition Information”) will be treated by Greene and the Company as confidential. Accordingly, Greene and the Company will not disclose Confidential Transition Information to anyone at any time, except as provided in subparagraph 8(b) below.

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(b) Exceptions.

(i) It will not be a violation of this Agreement for Greene to disclose Confidential Transition Information to his immediate family, his attorneys, his accountants or tax advisors, or his financial planners. It will not be a violation of this Agreement for the Company to disclose Confidential Transition Information to its directors, officers, employees or agents in the course of performing their responsibilities for the Company, or as otherwise necessary for legitimate business purposes.

(ii) It will not be a violation of this Agreement for Greene to inform Company employees who ask him about employment opportunities outside the Company that the terms of subparagraph 7(a) of this Agreement preclude him from engaging in certain activities that could interfere with their employment with the Company.

(iii) It will not be a violation of this Agreement for Greene to inform prospective future employers or partners about Greene’s post employment restrictions and continuing obligations to the Company.

(iv) It will not be a violation of this Agreement for Greene or the Company to disclose Confidential Transition Information pursuant to a legally enforceable subpoena, deposition notice, or other legal process, so long as before any disclosure is made, such party first notifies the other party and provides such other party with sufficient time to seek a protective order with respect to such Confidential Transition Information.

(v) It will not be a violation of this Agreement for Greene or the Company to disclose Confidential Transition Information in reports to governmental agencies as required by law, including but not limited to disclosure as required by federal securities laws and regulations or to any federal or state tax or securities regulator.

9. Records, Documents, and Property. Greene acknowledges and represents that he will deliver to the Company on or before the conclusion of the Transition Term any and all Company records and any and all Company property in his possession or under his control, including without limitation, manuals, books, blank forms, documents, letters, memoranda, notes, notebooks, reports, printouts, computer disks, computer tapes, data, tables, or calculations and all copies thereof, documents that in whole or in part contain any trade secrets or confidential, proprietary, or other secret information of the Company and all copies thereof, and keys, access cards, access codes, source codes, passwords, credit cards, personal computers, telephones, and other electronic equipment belonging to the Company. Nothing in this paragraph 9 is intended to preclude Greene from keeping his personal possessions located on the Company’s premises documents that are related solely to his compensation, benefits, rights, and other perquisites of being an officer and/or employee of the Company and/or its subsidiaries.

10. Indemnification. The Company will indemnify Greene in connection with Greene’s status, duties and responsibilities for the Company, as set out in the Indemnification Agreement, which Greene and the Company signed in connection with Greene’s initial employment with the Company.

11. Cooperation.

(a) Agreement to Assist and Cooperate. At the Company’s reasonable request and upon reasonable notice, Greene will, from time to time, timely execute and deliver such acknowledgements, instruments, certificates, and other ministerial documents (including without limitation, certification as to specific actions performed by Greene in his capacity as an officer of the Company) as may be necessary or appropriate to formalize and complete the applicable corporate records. In addition, at the Company’s reasonable request and upon reasonable notice, Greene will, from time to time, discuss and consult with the Company regarding business matters that he was directly and substantially involved with while employed by or otherwise providing services to the Company.

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(b) Claims Involving the Company. Greene agrees that he will, at any future time, be available upon reasonable notice from the Company, with or without subpoena, to be interviewed, review documents or things, give depositions, testify, or engage in other reasonable activities in connection with any litigation or investigation, with respect to matters that Greene has or may have knowledge of by virtue of his employment by or service to the Company or any related entity. In performing his obligations under this subparagraph 11(b) to testify or otherwise provide information, Greene will honestly, truthfully, forthrightly, and completely provide the information requested. Greene will comply with this Agreement upon notice from the Company that the Company or its attorneys believe that his compliance would be helpful in the resolution of an investigation or the prosecution or defense of claims. In the event that the Company requires Greene’s services under subparagraphs 11(a) or 11(b) following the conclusion of the Transition Term, the Company shall compensate Greene for such additional services at the hourly rate of $300.00, except that Greene shall not be compensated for his actual time spent testifying either at a trial or in a deposition. In addition, the Company will reimburse Greene for all reasonable out-of-pocket expenses for his services under subparagraphs 11(a) or 11(b).

12. Non-disparagement. Greene will not malign, defame, or disparage the reputation, character, image, products, or services of the Company, or the reputation or character of the Company’s directors, officers, employees, or agents. The Company (by and through the current members of the Company’s Board of Directors and the current executive officers of the Company) will not at any time disparage, defame or besmirch the reputation, character or image of Greene. It shall not be considered disparagement and nothing in this Agreement is intended to prevent or interfere with any party making any required or reasonable communications with, or providing information to, any governmental, law enforcement, or stock exchange agency or representative, or in connection with any governmental investigation, court, administrative or arbitration proceeding.

13. Taxes. The Company may take such action as it deems appropriate to insure that all applicable federal, state, city and other payroll, withholding, income or other taxes arising from any compensation, benefits or any other payments made pursuant to this Agreement, and in order to comply with all applicable federal, state, city and other tax laws or regulations, are withheld or collected from Greene. This Agreement is intended to satisfy or be exempt from the requirements of Section 409A(a)(2), (3) and (4) of the Internal Revenue Code of 1986, as amended including current and future guidance and regulations interpreting such provisions. In the event Greene becomes eligible for payment of any amounts pursuant to Section 2(a) of the Management Agreement, Section 3 of the Management Agreement entitled “Certain Reduction of Payments by the Company,” shall continue to apply in accordance with the terms of the Management Agreement. Greene acknowledges and agrees that the Company has made no assurances or representations to him regarding the tax treatment of any consideration provided for in this Agreement and that the Company has advised him to obtain his own personal tax advice. Except for any tax amounts withheld by the Company from the payments or other consideration hereunder and any employment taxes required to be paid by the Company, Greene shall be responsible for payment of any and all taxes owed in connection with the consideration provided for in this Agreement.

14. Time to Consider Agreement and the First Release. Greene understands that he may take twenty-one (21) calendar days after the date he receives this Agreement and the First Release to decide whether to sign this Agreement and the First Release. Greene represents that if he signs this Agreement and the First Release before the expiration of the twenty-one (21) day period, it is because he has decided that he does not need any additional time to decide whether to sign this Agreement and the First Release.

15. Right to Rescind or Revoke. Greene understands that he has the right to rescind or revoke this Agreement and the First Release for any reason within fifteen (15) calendar days after he signs them. Greene understands that this Agreement and the First Release will not become effective or enforceable unless and until Greene has not rescinded them and the applicable rescission period has expired. Greene understands that if he rescinds or revokes this Agreement or the First Release, the rescission must be in writing and hand-delivered or mailed to the Company in the manner set forth in the First Release.

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16. Full Compensation. Except as otherwise provided herein or in the First Release or in the Second Release, Greene acknowledges and understands that the payments made and other consideration provided by the Company under this Agreement will fully compensate Greene for and extinguish any and all of the potential claims Greene is releasing in the First Release and the Second Release, including without limitation, his claims for attorneys’ fees and costs and any and all claims for any type of legal or equitable relief.

17. No Admission of Wrongdoing. Greene and the Company each understand and agree that this Agreement does not constitute an admission that the Company has violated any local ordinance, state or federal statute, or principle of common law, that any party has engaged in any unlawful or improper conduct, or that either party has been treated unfairly. Greene will not characterize this Agreement as an admission that the Company has engaged in any unlawful or improper conduct or treated Greene unfairly.

18. Legal Representation. Greene acknowledges that he has been advised by the Company to consult with his own attorney before executing this Agreement, the First Release and the Second Release and that he has done so. Greene further acknowledges that he has had a full opportunity to consider this Agreement, the First Release and the Second Release, that he has had a full opportunity to ask any questions that he may have concerning this Agreement, the First Release and the Second Release, or the settlement of any potential claims against the Company, and that he has not relied upon any statements or representations made by the Company or its attorneys, written or oral, other than the statements and representations that are explicitly set forth in this Agreement and the documents referenced herein.

19. Assignment and Successors. The rights and obligations of the Company under this Agreement shall inure to the benefit of Greene and the Company and shall be binding upon the successors and assigns of the Company. Greene may not assign this Agreement or any rights or obligations hereunder. Any purported or attempted assignment or transfer by Greene of this Agreement or any of Greene’s duties, responsibilities, or obligations hereunder shall be void. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of its business and/or assets to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, “Company” shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

20. Notices. For purposes of this Agreement, notices provided in this Agreement shall be in writing and shall be deemed to have been given when personally served, sent by courier or mailed by United States registered or certified mail, return receipt requested, postage prepaid, to the last known residence address of Greene as stated in the employment records of the Company with a copy to Greene’s counsel: Katten Muchin Rosenman LLP, 575 Madison Avenue, New York, NY 10022, Attention: Robert Smith, Esq., or, in the case of the Company, to its principal office, to the attention of the Company’s General Counsel, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

21. Construction and Severability. The validity, interpretation, performance, and enforcement of this Agreement shall be governed by the laws of the State of Minnesota without regard to conflicts-of-laws provisions that would require application of any other law. In the event any provision of this Agreement shall be held illegal or invalid for any reason, said illegality or invalidity will not in any way affect the legality or validity of any other provision hereof. It is the intention of the parties hereto that the Company be given the broadest possible protection respecting its confidential information and trade secrets; and respecting competition and solicitation of employees by Greene during and following the Transition Term.

22. Remedies.

(a) Remedies. Greene acknowledges that it would be difficult to fully compensate the Company for monetary damages resulting from any breach by him of the provisions paragraphs 6, 7, 8 or 9 of this Agreement. Accordingly, in the event of any actual or threatened breach of any such provisions, the Company shall, in addition to any other remedies it may have, be entitled to injunctive and other equitable relief to enforce such provisions, and such relief may be granted without the necessity of proving actual monetary damages.

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(b) Jurisdiction and Venue. Greene and the Company consent to jurisdiction of the courts of the State of Minnesota and/or the federal district courts, District of Minnesota, for the purpose of resolving all issues of law, equity, or fact arising out of or in connection with this Agreement. Any action involving claims of a breach of this Agreement, the First Release or the Second Release shall be brought solely in such courts. Each party consents to personal jurisdiction over such party in the state and/or federal courts of Minnesota and hereby waives any defense of lack of personal jurisdiction. Venue, for the purpose of all such suits commenced in state court, shall be in Hennepin County, State of Minnesota.

23. Entire Agreement. This Agreement sets forth the entire agreement between the Company and Greene with respect to his employment by the Company, the termination of such employment, and the Transition Term and supersedes and all prior discussions, agreements and negotiations between the Company and Greene related to such subject matter, including the Letter Agreement. There are no undertakings, covenants, or commitments other than as set forth in this Agreement, the First Release, the Second Release, the written agreements applicable to the Equity Awards, the PIIA, the Management Agreement, and any qualified employee benefit plans sponsored by the Company in which Greene is a participant. This Agreement may not be altered or amended, except by a writing executed by the party against whom such alteration or amendment is to be enforced.

24. Counterparts. This Agreement may be simultaneously executed in any number of counterparts, and such counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

25. Captions and Headings. The captions and paragraph headings used in this Agreement are for convenience of reference only, and shall not affect the construction or interpretation of this Agreement or any of the provisions hereof.

26. Survival. The parties expressly acknowledge and agree that the provisions of this Agreement which by their express or implied terms extend beyond the termination of Greene’s employment hereunder, including without limitation paragraphs 6, 7, 8 and 9 of this Agreement shall continue in full force and effect, notwithstanding the conclusion of the Transition Term. In addition, the representations and warranties contained herein shall survive the execution and delivery hereof and the consummation of the transactions contemplated hereby.

27. Waivers. No failure on the part of either party to exercise, and no delay in exercising, any right or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right or remedy hereunder preclude any other or further exercise thereof, or the exercise of any other right or remedy granted hereby or by any related document or by law. No single or partial waiver of rights or remedies hereunder, nor any course of conduct of the parties, shall be construed as a waiver of rights or remedies by either party (other than as expressly and specifically waived). Any waiver of rights or obligations hereunder shall be in writing signed by the waiving party.

28. No Mitigation. Greene shall not be required to mitigate the amount of any payment or other benefit provided for in this Agreement by seeking other employment or otherwise, nor shall the amount of any payment provided for in this Agreement be reduced by any compensation earned by Greene as a result of his employment by another employer after the conclusion of the Transition Term.

[signature page follows]

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IN WITNESS WHEREOF, the parties have signed this Transition Agreement as of the date set forth above.

FAIR ISAAC CORPORATION		MARK N. GREENE

By:	/s/ Margaret L. Taylor	/s/ Mark N. Greene
	Margaret (Peggy) Taylor	Signature
Compensation Committee Chair

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Exhibit A

SUMMARY OF STOCK OPTION AND RESTRICTED STOCK UNIT HOLDINGS AS OF JANUARY 24, 2011

Grant Number	Plan	Type	Grant Date	Shares	Exercise Price	Shares Exercisable	Unvested Shares/Units
009395	1992	Options	2/14/2007	125,000	$39.6200	125,000	0
RU0197	1992	Units	2/14/2007	41,667	$0.0000	0	0
009442	1992	Options	12/18/2007	112,500	$34.2600	112,500	0
RU0241	1992	Units	12/18/2007	12,500	$0.0000	0	0
RU009603	1992	Units	7/8/2008	15,000	$0.0000	0	3,750
009541	1992	Options	12/18/2008	103,126	$14.1600	77,345	25,781
RU009665	1992	Units	12/18/2008	11,458	$0.0000	0	2,864
009593	1992	Options	12/18/2009	112,500	$20.3100	56,250	56,250
RU009828	1992	Units	12/18/2009	12,500	$0.0000	0	6,250
009664	1992	Options	12/13/2010	131,251	$24.0300	32,813	98,438
RU010117	1992	Units	12/13/2010	14,583	$0.0000	0	7,291

(1)	All awards listed in Exhibit A vest ratably over four years such than one-fourth of each initial grant vests on each anniversary of the grant date.
(2)	If established fiscal year 2012 performance targets are achieved, those remaining unvested restricted stock units granted on December 13, 2010 and reflected in Exhibit A, which would have otherwise been subject to time-based vesting in 2013 and 2014, will be subject to accelerated vesting on December 13, 2012.

Exhibit B

Exhibit B

FIRST RELEASE BY MARK N. GREENE

Definitions. I intend all words used in this First Release by Mark N. Greene (“Release”) to have their plain meanings in ordinary English. Specific terms that I use in this Release have the following meanings:

A.	I, me, and my include both me and anyone who has or obtains any legal rights or claims through me.

B.	FICO means Fair Isaac Corporation, any company related to Fair Isaac Corporation. in the present or past (including without limitation, its predecessors, parents, subsidiaries, affiliates, joint venture partners, and divisions), and any successors of Fair Isaac Corporation.

C.	Company means FICO; the present and past officers, directors, committees, shareholders, and employees of FICO; any company providing insurance to FICO in the present or past; any employee benefit plan sponsored or maintained by FICO (other than multiemployer plans) and the present and past fiduciaries of such plans; the attorneys for FICO; and anyone who acted on behalf of FICO or on instructions from FICO.

D.	Agreement means the Transition Agreement between FICO and me that I am executing on the same date on which I execute this Release, including all of the documents attached to the Agreement.

E.	My Claims mean all of my rights that I now have to any relief of any kind from the Company, whether I now know about such rights or not, including without limitation:

1.	all claims arising out of or relating to my employment with FICO or the termination of that employment;

2.	all claims arising out of or relating to the statements, actions, or omissions of the Company;

3.	all claims for any alleged unlawful discrimination, harassment, retaliation or reprisal, or other alleged unlawful practices arising under any federal, state, or local statute, ordinance, or regulation, including without limitation, claims under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Americans with Disabilities Act, 42 U.S.C. § 1981, the Employee Retirement Income Security Act, the Fair Credit Reporting Act, the Equal Pay Act, the Worker Adjustment and Retraining Notification Act, the Family and Medical Leave Act, the Minnesota Human Rights Act, the Minneapolis Civil Rights Ordinance, and workers’ compensation non-interference or non-retaliation statutes (such as Minn. Stat. § 176.82);

4.	all claims for alleged wrongful discharge; breach of contract; breach of implied contract; failure to keep any promise; breach of a covenant of good faith and fair dealing; breach of fiduciary duty; estoppel; my activities, if any, as a “whistleblower”; defamation; infliction of emotional distress; fraud; misrepresentation; negligence; harassment; retaliation or reprisal; constructive discharge; assault; battery; false imprisonment; invasion of privacy; interference with contractual or business relationships; any other wrongful employment practices; and violation of any other principle of common law;

Exhibit B-1

5.	all claims for compensation of any kind, including without limitation, bonuses, commissions, stock-based compensation or stock options, vacation pay, and expense reimbursements;

6.	all claims for back pay, front pay, reinstatement, other equitable relief, compensatory damages, damages for alleged personal injury, liquidated damages, and punitive damages; and

7.	all claims for attorneys’ fees, costs, and interest.

However, My Claims do not include any claims that the law does not allow to be waived; any claims that may arise after the date on which I sign this Release; any claims for breach of the Agreement; any rights that I may have under the Management Agreement and/or my stock option and restricted stock unit agreements; any rights I may have to indemnification from FICO under the Indemnification Agreement (as defined in the Agreement); or any claims I may have for accrued benefits under any employee benefit plan sponsored by the Company in which I am a participant.

Agreement to Release My Claims. I will receive consideration from FICO as set forth in the Agreement if I sign and do not rescind this Release as provided below. I understand and acknowledge that such consideration includes valuable consideration in addition to anything of value that I would be entitled to receive from FICO if I did not sign this Release or if I rescinded this Release. In exchange for that consideration I give up and release all of My Claims. I will not make any demands or claims against the Company for compensation or damages relating to My Claims. The consideration that I am receiving is a fair compromise for the release of My Claims.

Additional Agreements and Understandings. Even though FICO will provide consideration for me to settle and release My Claims, the Company does not admit that it is responsible or legally obligated to me. In fact, the Company denies that it is responsible or legally obligated to me for My Claims, denies that it engaged in any unlawful or improper conduct toward me, and denies that it treated me unfairly.

Advice to Consult with an Attorney. I understand and acknowledge that I am hereby being advised by the Company to consult with an attorney prior to signing this Release and I have done so. My decision whether to sign this Release is my own voluntary decision made with full knowledge that the Company has advised me to consult with an attorney.

Period to Consider the Release. I understand that I have 21 days from the day that I receive this Release, not counting the day upon which I receive it, to consider whether I wish to sign this Release. If I sign this Release before the end of the 21-day period, it will be my voluntary decision to do so because I have decided that I do not need any additional time to decide whether to sign this Release. I also agree that any changes made to this Release or to the Agreement before I sign it, whether material or immaterial, will not restart the 21-day period.

My Right to Rescind this Release. I understand that I may rescind this Release at any time within 15 days after I sign it, not counting the day upon which I sign it. This Release will not become effective or enforceable unless and until the 15-day rescission period has expired without my rescinding it.

Procedure for Accepting or Rescinding the Release. To accept the terms of this Release, I must deliver the Release, after I have signed and dated it, to FICO by hand or by mail within the 21day period that I have to consider this Release. To rescind my acceptance, I must deliver a written, signed statement that I rescind my acceptance to FICO by hand or by mail within the 15-day rescission period. All deliveries must be made to FICO at the following address:

SVP, Chief HR Officer

FICO

901 Marquette Avenue

Suite 3200

Minneapolis, MN 55402

Exhibit B-2

If I choose to deliver my acceptance or the rescission of my acceptance by mail, it must be (1) postmarked within the period stated above; (2) properly addressed to FICO at the address stated above; and (3) sent by certified mail, return receipt requested.

Interpretation of the Release. This Release should be interpreted as broadly as possible to achieve my intention to resolve all of My Claims against the Company. If this Release is held by a court to be inadequate to release a particular claim encompassed within My Claims, this Release will remain in full force and effect with respect to all the rest of My Claims.

My Representations. I am legally able and entitled to receive the consideration being provided to me in settlement of My Claims. I have not been involved in any personal bankruptcy or other insolvency proceedings at any time since I began my employment with FICO. No child support orders, garnishment orders, or other orders requiring that money owed to me by FICO be paid to any other person are now in effect.

I have read this Release carefully. I understand all of its terms. In signing this Release, I have not relied on any statements or explanations made by the Company except as specifically set forth in the Agreement. I am voluntarily releasing My Claims against the Company. I intend this Release and the Agreement to be legally binding.

Dated:

Mark N. Greene

Exhibit B-3

Exhibit C

SECOND RELEASE BY MARK N. GREENE

Definitions. I intend all words used in this Second Release by Mark N. Greene (“Release”) to have their plain meanings in ordinary English. Specific terms that I use in this Release have the following meanings:

A.	I, me, and my include both me and anyone who has or obtains any legal rights or claims through me.

B.	FICO means Fair Isaac Corporation, any company related to Fair Isaac Corporation. in the present or past (including without limitation, its predecessors, parents, subsidiaries, affiliates, joint venture partners, and divisions), and any successors of Fair Isaac Corporation.

C.	Company means FICO; the present and past officers, directors, committees, shareholders, and employees of FICO; any company providing insurance to FICO in the present or past; any employee benefit plan sponsored or maintained by FICO (other than multiemployer plans) and the present and past fiduciaries of such plans; the attorneys for FICO; and anyone who acted on behalf of FICO or on instructions from FICO.

D.	Agreement means the Transition Agreement between FICO and me that I executed on January 24, 2012, including all of the documents attached to the Agreement.

E.	My Claims mean all of my rights that I now have to any relief of any kind from the Company, including without limitation:

1.	all claims arising out of or relating to my employment with FICO or the termination of that employment;

2.	all claims arising out of or relating to the statements, actions, or omissions of the Company;

3.	all claims for any alleged unlawful discrimination, harassment, retaliation or reprisal, or other alleged unlawful practices arising under any federal, state, or local statute, ordinance, or regulation, including without limitation, claims under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Americans with Disabilities Act, 42 U.S.C. § 1981, the Employee Retirement Income Security Act, the Fair Credit Reporting Act, the Equal Pay Act, the Worker Adjustment and Retraining Notification Act, the Family and Medical Leave Act, the Minnesota Human Rights Act, the Minneapolis Civil Rights Ordinance, and workers’ compensation non-interference or non-retaliation statutes (such as Minn. Stat. § 176.82);

4.	all claims for alleged wrongful discharge; breach of contract; breach of implied contract; failure to keep any promise; breach of a covenant of good faith and fair dealing; breach of fiduciary duty; estoppel; my activities, if any, as a “whistleblower”; defamation; infliction of emotional distress; fraud; misrepresentation; negligence; harassment; retaliation or reprisal; constructive discharge; assault; battery; false imprisonment; invasion of privacy; interference with contractual or business relationships; any other wrongful employment practices; and violation of any other principle of common law;

5.	all claims for compensation of any kind, including without limitation, bonuses, commissions, stock-based compensation or stock options, vacation pay, and expense reimbursements;

Exhibit C-1

6.	all claims for back pay, front pay, reinstatement, other equitable relief, compensatory damages, damages for alleged personal injury, liquidated damages, and punitive damages; and

7.	all claims for attorneys’ fees, costs, and interest.

However, My Claims do not include any claims that the law does not allow to be waived; any claims that may arise after the date on which I sign this Release; any claims for breach of the Agreement; any rights that I may have under the Management Agreement and/or my stock option and restricted stock unit agreements; any rights I may have to indemnification from FICO under the Indemnification Agreement (as defined in the Agreement); or any claims I may have for accrued benefits under any employee benefit plan sponsored by the Company in which I am a participant.

Agreement to Release My Claims. I will receive consideration from FICO as set forth in the Agreement if I sign and do not rescind this Release as provided below. I understand and acknowledge that such consideration includes valuable consideration in addition to anything of value that I would be entitled to receive from FICO if I did not sign this Release or if I rescinded this Release. In exchange for that consideration I give up and release all of My Claims. I will not make any demands or claims against the Company for compensation or damages relating to My Claims. The consideration that I am receiving is a fair compromise for the release of My Claims.

Additional Agreements and Understandings. Even though FICO will provide consideration for me to settle and release My Claims, the Company does not admit that it is responsible or legally obligated to me. In fact, the Company denies that it is responsible or legally obligated to me for My Claims, denies that it engaged in any unlawful or improper conduct toward me, and denies that it treated me unfairly.

Advice to Consult with an Attorney. I understand and acknowledge that I am hereby being advised by the Company to consult with an attorney prior to signing this Release and I have done so. My decision whether to sign this Release is my own voluntary decision made with full knowledge that the Company has advised me to consult with an attorney.

Period to Consider this Release. I understand that I have 21 days after my Separation Date (as defined in the Agreement and provided my employment with FICO ended on the Separation Date) to consider whether I wish to sign this Release. If I sign this Release before the end of the 21-day period, it will be my voluntary decision to do so because I have decided that I do not need any additional time to decide whether to sign this Release. I also agree that any changes made to this Release or to the Agreement before I sign it, whether material or immaterial, will not restart the 21-day period. I understand and agree that I may not sign this Release prior to my Separation Date.

My Right to Rescind this Release. I understand that I may rescind this Release at any time within 15 days after I sign it, not counting the day upon which I sign it. This Release will not become effective or enforceable unless and until the 15-day rescission period has expired without my rescinding it.

Procedure for Accepting or Rescinding the Release. To accept the terms of this Release, I must deliver the Release, after I have signed and dated it, to FICO by hand or by mail within the 21-day period that I have to consider this Release. To rescind my acceptance, I must deliver a written, signed statement that I rescind my acceptance to FICO by hand or by mail within the 15-day rescission period. All deliveries must be made to FICO at the following address:

SVP, Chief HR Officer

FICO

901 Marquette Avenue

Suite 3200

Minneapolis, MN 55402

Exhibit C-2

If I choose to deliver my acceptance or the rescission of my acceptance by mail, it must be (1) postmarked within the period stated above; (2) properly addressed to FICO at the address stated above; and (3) sent by certified mail, return receipt requested.

Interpretation of the Release. This Release should be interpreted as broadly as possible to achieve my intention to resolve all of My Claims against the Company. If this Release is held by a court to be inadequate to release a particular claim encompassed within My Claims, this Release will remain in full force and effect with respect to all the rest of My Claims.

My Representations. I am legally able and entitled to receive the consideration being provided to me in settlement of My Claims. I have not been involved in any personal bankruptcy or other insolvency proceedings at any time since I began my employment with FICO. No child support orders, garnishment orders, or other orders requiring that money owed to me by FICO be paid to any other person are now in effect.

I have read this Release carefully. I understand all of its terms. In signing this Release, I have not relied on any statements or explanations made by the Company except as specifically set forth in the Agreement. I am voluntarily releasing My Claims against the Company. I intend this Release and the Agreement to be legally binding.

Dated:

Mark N. Greene

Exhibit C-3

Exhibit 10.2

January 24, 2012

William J. Lansing

22 Starwood Drive

Woodside, CA 94062

Dear Will:

This letter agreement (the “Agreement”) confirms our discussions regarding our offer for you to join Fair Isaac Corporation (the “Company”) as President and Chief Executive Officer of the Company, effective January 27, 2012, and sets out the terms and conditions of your employment with the Company, as follows:

Title:	During the Term, you will serve as the Company’s President and Chief Executive Officer and the Nominating Committee of the Board of Directors of the Company (the “Board”) will nominate you annually to serve as a member of the Board.

Term:	The term of your employment as President and Chief Executive Officer of the Company under the terms and conditions of this Agreement shall be for a period commencing on January 27, 2012 and ending on January 26, 2017 (the “Initial Term”), unless earlier terminated by either party as provided in this Agreement. Following the Initial Term, your employment with the Company under the terms and conditions of this Agreement shall automatically be renewed for successive one year periods (each a “Renewal Term”) on January 27 of each year, unless terminated by either party on at least one hundred and eighty (180) days’ written notice to the other party prior to the end of the Initial Term or any Renewal Term thereof. The period of your employment with the Company under the terms and conditions of this Agreement (including during the Initial Term and any Renewal Term) is referred to as the “Term.”

Responsibilities:

During your employment with the Company as President and Chief Executive Officer, you will report directly to the Board and will be responsible for the overall operations and direction of the Company. You agree to serve the Company faithfully and to the best of your ability, and to devote your full working time, attention and efforts to the business of the Company. You may participate in charitable activities and personal investment activities to a reasonable extent, and you may serve as a director of business and civic organizations (and retain compensation from same) as approved by the Board so long as such activities and directorships do not interfere with the performance of your duties and responsibilities to the Company. In this regard, the Board approves your current directorships listed on Exhibit A attached hereto; provided, however, that you must re-seek approval from the Board for your continued service as a director of any of the companies listed on Exhibit A if any such company becomes listed or traded on a national securities exchange or publicly traded in the over-the-counter market and provided further that the Board retains its right to revoke its approval of these directorships if such involvement interferes with the performance of your duties and responsibilities to the Company.

Representation:	By accepting your employment with the Company under this Agreement and signing below, you represent and confirm that you are under no contractual or legal commitments that would prevent you from fulfilling your duties and responsibilities to the Company as President and Chief Executive Officer.

Base Salary:	During the Term, you will be paid a base salary at the rate of $675,000.00 per year for services performed, in accordance with the regular payroll practices of the Company with annual review by the Compensation Committee of the Board (the “Committee”). Your performance and base salary will be reviewed by the Committee annually during the first quarter of each fiscal year and may be adjusted upward from time to time in the discretion of the Committee, but will not be reduced during the Term. After any such increase, the reference to base salary in this Agreement shall mean such increased amount.

Incentive Bonus:	You will participate in the Company’s Management Incentive Plan, as may be amended by the Committee from time to time (the “MIP”). Under the MIP, for each full fiscal year of the Company that you are employed during the Term, you will be eligible for an annual incentive award opportunity payable from 0% to 200%, with a target award equal to 100%, of your annual base salary at the rate in effect at the end of such fiscal year, pursuant to the terms and conditions established by the Committee from time to time. For the Company’s fiscal year 2012, your annual incentive award under the MIP may be prorated based on partial year performance and achievement of objectives established under the MIP for such fiscal year; provided you are guaranteed to receive an annual incentive award under the MIP for the Company’s fiscal year 2012 of no less than $450,000.00, less applicable taxes, provided you remain actively employed by the Company as of the regular annual payout date for incentive bonuses under the MIP for the Company’s fiscal year 2012. Objectives will be established during the first quarter of the fiscal year. Any annual incentive bonus earned for a fiscal year will be paid to you by December 31 of the calendar year in which such fiscal year ends.

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Annual Equity:	For each fiscal year of the Company that you are employed during the Term (other than fiscal year 2012), you will be eligible for an annual equity grant based on achievement of objectives established by the Committee, and on such other terms established by the Committee. In accordance with the policies and practices of the Company, some or all of such annual equity grant may be in the form of restricted stock units, performance share units, or other equity that is an economic equivalent to an option award. Such equivalency will be determined by the Company in its sole discretion.

Initial Equity:	The Company shall grant to you, on January 27, 2012, or, if later, your start date (the “Date of Grant”), a non-statutory stock option to purchase 150,000 shares of the common stock of the Company (the “Option”). The Option will have an exercise price equal to the closing sale price of a share of common stock on the Date of Grant, will be subject to four-year ratable vesting (except for such earlier vesting as otherwise provided in the Management Agreement or in the applicable grant agreement) and will have a term of seven years. The Company also shall grant to you, on the Date of Grant, 50,000 Restricted Stock Units (“RSUs”). The RSUs also will be subject to four-year ratable vesting (except for such earlier vesting as otherwise provided in the Management Agreement or in the applicable grant agreement). The Option and RSUs will be granted under and subject to the terms of the Company’s 1992 Long-Term Incentive Plan (except for Article 13) and in the form of the equity award agreements attached hereto. Any vested RSUs will be settled in the form of shares of common stock delivered to you within fifteen (15) days of vesting. In addition, the Company confirms that the termination of the 1992 Long-Term Incentive Plan will not affect the Option and RSU grants made thereunder.

In addition, the Company shall grant to you, on the Date of Grant, a Performance Share Unit (“PSU”) award with a target value of 50,000 shares of common stock of the Company and a maximum value of 100,000 shares (subject to appropriate adjustment for corporate events). Depending on the Company’s satisfaction of certain performance metrics during the Company’s 2012 fiscal year, as identified in your PSU award agreement, the actual number of units that will be deemed earned may range from zero up to 100,000 (subject to appropriate adjustment for corporate events). The amount of earned shares will be based on the formula in the award agreement and will not be subject to reduction under Section 12(b) of the 2012 Long-Term Incentive Plan. Upon completion of fiscal year 2012 (except for such earlier vesting as otherwise provided in the Management Agreement or in the applicable award agreement), one-quarter of the units that have been earned through satisfaction of the performance metrics will be vested, and the remaining three-quarters of the earned units will vest ratably over the following three years. Each vested unit will be settled in one share of common stock. The PSUs will be granted under and subject to the terms of the Company’s 2012 Long-Term Incentive Plan, which has been adopted by the Board but not yet approved by the Company’s stockholders. If the Company’s stockholders do not approve the 2012 Long-Term Incentive Plan at the 2012 Annual Meeting to be held on February 7, 2012, the PSU award will be rescinded.

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Benefits:	During your employment with the Company, you (and your eligible dependents) will be eligible to participate in the employee benefit plans and programs generally available to other executive officers of the Company, and in such other employee benefit plans and programs to the extent that you meet the eligibility requirements for each individual plan or program and subject to the provisions, rules and regulations applicable to each such plan or program as in effect from time to time. The plans and programs of the Company may be modified or terminated by the Company in its discretion.

Business and Other Expenses:	The Company will reimburse you promptly for all business expenses incurred by you in connection with the performance of your duties for the Company, subject to the Company’s normal business expense and travel policies and procedures. In addition, the Company will reimburse you for the legal fees incurred by you in the review and negotiation of this Agreement and related agreements and documentation, subject to a cap of $25,000.00. Such payment or reimbursement will be made within thirty (30) days after submission by you of documentation of such legal fees, but not later than April 30, 2012. Finally, for fiscal year 2012 and each fiscal year thereafter during the Term, the Company shall reimburse you for the reasonable costs associated with financial planning and/or personal income tax preparation and accounting services, subject to the Company’s normal policies and procedures for expense verification and documentation, up to a maximum dollar amount of $25,000.00 per year. Such reimbursement will be made within thirty (30) days after submission by you of appropriate documentation of such fees and expenses.

Vacation:	During your employment with the Company, you will receive vacation time off in accordance with the policies and practices of the Company. Vacation time shall be taken at such times so as not to unduly disrupt the operations of the Company.

Office Location:	Your employment will be based at the Company’s office in San Jose, California. Of course, in your position regular travel will be required in the course of performing your duties and responsibilities as President and Chief Executive Officer of the Company.

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Inventions Agreement:	As a condition of your employment with the Company and of receiving payments and benefits in accordance with this Agreement, you will be required to sign the enclosed Proprietary Information and Inventions Agreement (the “PIIA”), the terms of which are incorporated herein by reference.

Change in Control:	In order to provide inducement for you (1) to remain in the service of the Company in the event of any proposed or anticipated change in control of the Company and (2) to remain in the service of the Company in order to facilitate an orderly transition in the event of a change in control of the Company, you and the Company will enter into a Management Agreement dated as of January 24, 2012 (the “Management Agreement”), the terms of which are incorporated herein by reference (except that terms defined in the Management Agreement apply only to the use of such terms in the Management Agreement, and terms defined in this Agreement apply only to the use of such terms in this Agreement).

Termination:	Either you or the Company may terminate the employment relationship during the Term or after the Term at any time and for any reason. Upon termination of your employment by either party for any reason, you will promptly resign any and all positions you then hold as officer or director of the Company or any of its affiliates.

Severance:

In case of involuntary termination of your employment by the Company without Cause prior to the end of the Initial Term or prior to the end of any Renewal Term then in effect or in the case of voluntary resignation of your employment for Good Reason prior to the end of the Initial Term or prior to the end of any Renewal Term then in effect (each a “Qualifying Termination”), the Company will pay you as severance pay an amount equal to two (2) times the sum of (a) your annual base salary at the rate in effect on your last day of employment (but in no event less than $675,000.00) plus (b) the annual incentive bonus last paid to you preceding the Qualifying Termination (if the Qualifying Termination occurs prior to your receipt of your incentive bonus under the MIP for the Company’s fiscal year 2012, then the total incentive bonus payment under this subparagraph (b) shall be $450,000.00). In addition, upon a Qualifying Termination, if you (and, if applicable, your eligible dependents), complete and return the forms necessary to elect COBRA continuation coverage to the COBRA administrator for the group health plan in which you participate at the time of your Qualifying Termination, then the Company will provide you and your eligible dependents with COBRA continuation coverage at no cost to you, for a period of eighteen (18) months following the effective date of termination of your employment, provided you remain eligible for COBRA. This continuation coverage will be provided only with respect to your base

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medical, dental, vision and Employee Assistance Program coverage under the group health plan in which you receive COBRA continuation coverage (and in Minnesota only, this applies to basic life insurance coverage), and shall not apply to any medical expense reimbursement account, dental care plan, vision care plan, or other arrangement for which you may be entitled to COBRA continuation coverage. To the extent necessary in order for you to avoid being subject to tax under section 105(h) of the Code (as defined below) on any payment or reimbursement of group medical, dental or other group health care expenses made to you or for your benefit pursuant to this paragraph, the Company shall impute as taxable income to you an amount equal to the COBRA continuation coverage cost described above.

Payment by the Company of any severance pay or premium reimbursements under this paragraph will be conditioned upon you (1) signing and not revoking a full release of all claims against the Company, its affiliates, officers, directors, employees, agents and assigns, in the form attached to this Agreement as Exhibit B (as modified for changes required by applicable law), and delivering such signed release to the Company within the period specified in Exhibit B, (2) complying with your obligations under the PIIA or any other written agreement between you and the Company entered into on or after the date of this Agreement and then in effect, (3) cooperating with the Company in the transition of your duties, and (4) agreeing not to disparage or defame the Company, its affiliates, officers, directors, employees, agents, assigns, products or services as set forth in Exhibit B. Subject to your execution and non-revocation of the release in the form attached hereto as Exhibit B and delivery of such signed release within forty-five (45) days after your “separation from service” as determined under Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and the regulations and all notices, rulings and other guidance issued by the Internal Revenue Service interpreting same (“Section 409A”) and your compliance with the other conditions identified above, any severance payable to you under this Agreement will be paid to you in a lump sum on the 70th day following your “separation from service” as determined under Section 409A.

For purposes of this Agreement, “Cause” and “Good Reason” have the following definitions:

“Cause” means a determination in good faith by the Board of the existence of one or more of the following: (i) commission by you of any act constituting a felony; (ii) any intentional and/or willful act of fraud or material dishonesty by you related to, connected with or otherwise affecting your employment with the Company, or otherwise likely to cause material harm to the Company or its reputation; (iii) the willful and/or continued failure, neglect, or refusal by you to perform in all material respects your duties with the Company as an employee, officer or director, or to fulfill your fiduciary responsibilities to the Company, which failure, neglect or

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refusal has not been cured within fifteen (15) days after written notice thereof to you from the Board; or (iv) a material breach by you of the Company’s material policies or codes of conduct or of your material obligations under the PIIA or other written agreement between you and the Company entered into on or after the date of this Agreement and then in effect, which has not been cured within fifteen (15) days after written notice thereof to you from the Board.

“Good Reason” means any one or more of the following occur without your prior written consent: (i) the assignment to you of material duties inconsistent with your status or position as President and Chief Executive Officer of the Company, or other action that results in a material diminution in your status or positions; (ii) the relocation of your principal office for Company business to a location more than fifty (50) miles from the Company’s office in San Jose, California; or (iii) material breach by the Company of any terms or conditions of this Agreement, including, without limitation, your being required to report to someone other than directly to the Board (or the successor of the Board) and removal of you as President or Chief Executive Officer of the Company, which breach has not been caused by you and which has not been cured by the Company within fifteen (15) days after written notice thereof to the Company from you; or (iv) the failure of the Company to obtain agreement from any successor to assume and agree to perform this Agreement, unless this Agreement is otherwise assumed by any successor by operation of law. A termination for Good Reason shall not take effect unless the following provisions are satisfied. You shall notify the Company within ninety (90) days after the later of the occurrence of the event giving rise to Good Reason or your learning of such event, specifying such act or acts. The Company shall have thirty (30) days after such notice has been given to cure such conduct. If the Company fails to cure such condition, then you shall be entitled to resign for Good Reason, provided such resignation shall be no later than 180 days after the occurrence of the event giving rise to your right to so resign.

In the event of termination of your employment by the Company for Cause, resignation by you other than for Good Reason, or termination due to your death or any disability for which you are qualified for benefits under the Company’s group long-term disability program, the Company’s only obligations hereunder shall be those obligations set forth immediately below in this paragraph. For any termination of your employment, you shall be entitled to (i) such compensation and any benefits (including any vested equity awards) as are earned by you or accrued or vested through the date of termination of employment, (ii) reimbursement of your business expenses incurred through the date of termination, subject to the Company’s normal business expense and travel policies and procedures; (iii) payments or benefits due to you pursuant to any applicable plan, policy, arrangement of, or agreement with, the Company or any of its affiliates; and (iv) your rights under the Indemnification Agreement, the Company’s (or any successor’s) charter documents or pursuant to applicable law or to be covered under any applicable directors’ and officers’ insurance policies.

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In the event that you receive any payment or benefit under the Management Agreement following termination of your employment, you shall not be entitled to receive a comparable payment or benefit under this Agreement so as to prevent any duplication of any payments or benefits under this Agreement and the Management Agreement.

Indemnification:	The Company will indemnify you in connection with your duties and responsibilities for the Company, as set out in the Indemnification Agreement dated as of the same date as this Agreement (the “Indemnification Agreement”). For purposes of this Agreement and Exhibit B, any reference to “Indemnification Agreement” shall include any current indemnification agreement you have with the Company.

Taxes:	The Company may withhold from any compensation payable to you in connection with your employment such federal, state and local income and employment taxes as the Company shall reasonably determine are required to be withheld pursuant to any applicable law or regulation. You acknowledge and agree that the Company has made no assurances or representations to you regarding the tax treatment of any consideration provided for in this Agreement and that the Company has advised you to obtain your own personal tax advice. Except for any tax amounts withheld by the Company from the payments or other consideration hereunder and any employment taxes required to be paid by the Company or any tax liabilities for you that are the direct result of the Company failing to make payments or to provide other consideration hereunder in accordance with the terms of this Agreement, you shall be responsible for payment of any and all taxes owed in connection with the consideration provided for in this Agreement.

No Mitigation/
No Offset:	In the event of any termination of your employment, you shall be under no obligation to seek other employment or otherwise mitigate damages. There shall be no offset against, or any recoupment of, any amounts, benefits or entitlements due to you hereunder on account of any remuneration or other benefit earned or received by you from subsequent employment. As such, Article 13 of the 1992 Long-Term Incentive Plan shall not apply to your awards.

Binding Nature:

As of the date first written above, this Agreement is intended to bind and inure to the benefit of and be enforceable by you and the Company and their respective successors, assigns, heirs, executors and administrators, except you may not assign your rights or obligations hereunder without the prior written consent of the Company (provided that if you should die while any payment, benefit or entitlement is due to you hereunder, such payment,

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benefit or entitlement shall be paid to your designated beneficiary, or, if there is no designated beneficiary, to your estate). In addition, no rights or obligations of the Company under this Agreement may be assigned or transferred by the Company without your prior written consent, except that such rights or obligations may be assigned or transferred pursuant to a merger or consolidation in which the Company is not the continuing entity, or a sale, liquidation or other disposition of all or substantially all of the assets of the Company, provided that the assignee or transferee is the successor to all or substantially all of the assets of the Company and assumes the liabilities, obligations and duties of the Company under this Agreement, either contractually or as a matter of law.

Applicable Law:	This Agreement shall be interpreted and construed in accordance with the laws of the State of Minnesota.

Section 409A:	The parties hereto intend that all payments and benefits to be made or provided to you will be paid or provided in compliance with all applicable requirements of Section 409A (as defined above), and the provisions of this Agreement shall be construed and administered in accordance with and to implement such intent. In furtherance of the foregoing, the provisions set forth below shall apply notwithstanding any other provision in this Agreement.

(a) All payments to be made to you hereunder, to the extent they constitute a deferral of compensation subject to the requirements of Section 409A (after taking into account all exclusions applicable to such payments under Section 409A), shall be made no later, and shall not be made any earlier, than at the time or times specified herein or in any applicable plan for such payments to be made, except as otherwise permitted or required under Section 409A.

(b) The date of your “separation from service”, as defined in Section 409A (and as determined by applying the default presumptions in Treas. Reg. §1.409A-1(h)(1)(ii)), shall be treated as the date of your termination of employment for purposes of determining the time of payment of any amount that becomes payable to you related to your termination of employment and that is properly treated as a deferral of compensation subject to Section 409A after taking into account all exclusions applicable to such payment under Section 409A.

(c) To the extent any payment or delivery otherwise required to be made to you hereunder on account of your separation from service is properly treated as a deferral of compensation subject to Section 409A after taking into account all exclusions applicable to such payment and delivery under Section 409A, and if you are a “specified employee” under Section 409A at the time of your separation from service, then such payment and delivery shall not be made prior to the first business day after the earlier of (i) the expiration of six

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months from the date of your separation from service, or (ii) the date of your death (such first business day, the “Delayed Payment Date”). On the Delayed Payment Date, there shall be paid or delivered to you or, if you have died, to your estate, in a single payment or delivery (as applicable) all entitlements so delayed, and in the case of cash payments, in a single cash lump sum, an amount equal to aggregate amount of all payments delayed pursuant to the preceding sentence.

(d) In the case of any amounts payable to you under this Agreement that may be treated as payable in the form of “a series of installment payments”, as defined in Treas. Reg. §1.409A-2(b)(2)(iii), your right to receive such payments shall be treated as a right to receive a series of separate payments for purposes of Treas. Reg. §1.409A-2(b)(2)(iii).

(e) To the extent that the reimbursement of any expenses eligible for reimbursement or the provision of any in-kind benefits under any provision of this Agreement would be considered deferred compensation under Section 409A (after taking into account all exclusions applicable to such reimbursements and benefits under Section 409A): (i) reimbursement of any such expense shall be made by the Company as soon as practicable after such expense has been incurred, but in any event no later than December 31st of the year following the year in which you incur such expense; (ii) the amount of such expenses eligible for reimbursement, or in-kind benefits to be provided, during any calendar year shall not affect the amount of such expenses eligible for reimbursement, or in-kind benefits to be provided, in any calendar year; and (iii) your right to receive such reimbursements or in-kind benefits shall not be subject to liquidation or exchange for another benefit.

Section 280G:	Section 3 of the Management Agreement is incorporated in full into this Agreement and shall apply to any payment, benefit or entitlement paid or provided to you (or to be paid or so provided) hereunder or otherwise as if such payment, benefit or entitlement had been paid under the Management Agreement.

Notices:	Any notice, request or other communication required under this Agreement shall be in writing and shall be deemed to have been given (i) when delivered personally, or (ii) two days after having been sent by a recognized courier, provided written acknowledgement of receipt is obtained. Any such notices, requests or other communications shall be given to the Company, at Fair Isaac Corporation, Attn: General Counsel, 901 Marquette Avenue, Suite 3200, Minneapolis, MN 55402, and to you at your home address in the Company’s files (or to any other address the party provides in accordance with this notice provision).

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Entire Agreement:	This Agreement, the PIIA, the Indemnification Agreement and the Management Agreement constitute the entire agreement between the parties with respect to the subject matter hereto, and supersede all prior discussions, agreements and negotiations between you and the Company with respect to the subject matter hereof. No amendment or modification of this Agreement will be effective unless made in writing and signed by you and an authorized officer or director of the Company. Any waiver of this Agreement will only be effective if signed by the party against whom the waiver is being enforced (which in the case of the Company shall be an authorized officer or director). No waiver by any party of any breach of any condition or provision of this Agreement shall be deemed a waiver of any similar or dissimilar condition or provision at the same or any prior or subsequent time.

[signature page follows]

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We look forward to your joining the Company. If you have any questions about the terms of this Agreement, please contact Rich Deal.

Sincerely,

/s/ Margaret L. Taylor

Margaret (Peggy) Taylor

Compensation Committee Chair

Enclosures:

•	Exhibit A

•	Form of Release attached hereto as Exhibit B

•	Management Agreement

•	Proprietary Information and Inventions Agreement

•	Indemnification Agreement

•	Form of Non-Statutory Stock Option Agreement attached hereto as Exhibit C

•	Form of Restricted Stock Units Agreement attached hereto as Exhibit D

•	Form of Performance Share Units Agreement attached hereto as Exhibit E

I accept and agree to the terms and conditions of employment with Fair Isaac Corporation commencing on January 27, 2012 as set forth above.

/s/ William J. Lansing	January 24, 2012
William J. Lansing	Dated

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Exhibit A

Rightnow Technologies

Avangate

Syndero

Exhibit B

RELEASE BY WILLIAM J. LANSING

Definitions. I intend all words used in this Release to have their plain meanings in ordinary English. Specific terms that I use in this Release have the following meanings:

A.	I, me, and my include both me (William J. Lansing) and anyone who has or obtains any legal rights or claims through me.

B.	FIC means Fair Isaac Corporation, any company related to Fair Isaac Corporation in the present or past (including without limitation, its predecessors, parents, subsidiaries, affiliates, joint venture partners, and divisions), and any successors of Fair Isaac Corporation.

C.	Company means FIC; the present and past officers, directors, committees, shareholders, and employees of FIC; any company providing insurance to FIC in the present or past; the present and past fiduciaries of any employee benefit plan sponsored or maintained by FIC (other than multiemployer plans); the attorneys for FIC; and anyone who acted on behalf of FIC or on instructions from FIC.

D.	Agreement means the letter agreement between me and FIC dated January 24, 2012, including all of the documents attached to such agreement.

E.	My Claims mean all of my rights that I now have to any relief of any kind from the Company, whether I now know about such rights or not, including without limitation:

1.	all claims arising out of or relating to my employment with FIC or the termination of that employment;

2.	all claims arising out of or relating to the statements, actions, or omissions of the Company;

3.	all claims for any alleged unlawful discrimination, harassment, retaliation or reprisal, or other alleged unlawful practices arising under any federal, state, or local statute, ordinance, or regulation, including without limitation, claims under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Americans with Disabilities Act, 42 U.S.C. § 1981, the Employee Retirement Income Security Act, the Equal Pay Act, the Worker Adjustment and Retraining Notification Act, the Sarbanes-Oxley Act, the Family and Medical Leave Act, the Fair Credit Reporting Act, the Minnesota Human Rights Act, the California Fair Employment and Housing Act, the Minneapolis Civil Rights Ordinance, and workers’ compensation non-interference or non-retaliation statutes (such as Minn. Stat. § 176.82);

4.	all claims for alleged wrongful discharge; breach of contract; breach of implied contract; failure to keep any promise; breach of a covenant of good faith and fair dealing; breach of fiduciary duty; estoppel; my activities, if any, as a “whistleblower”; defamation; infliction of emotional distress; fraud; misrepresentation; negligence; harassment; retaliation or reprisal; constructive discharge; assault; battery; false imprisonment; invasion of privacy; interference with contractual or business relationships; any other wrongful employment practices; and violation of any other principle of common law;

5.	all claims for compensation of any kind, including without limitation, bonuses, commissions, stock-based compensation or stock options, vacation pay and paid time off, perquisites, and expense reimbursements;

6.	all rights I have under California Civil Code section 1542, which states that: “A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor;”

7.	all claims for back pay, front pay, reinstatement, other equitable relief, compensatory damages, damages for alleged personal injury, liquidated damages, and punitive damages; and

8.	all claims for attorneys’ fees, costs, and interest.

However, My Claims do not include any claims that the law does not allow to be waived; any claims that may arise after the date on which I sign this Release; any rights I may have to indemnification (and advancement of expenses) from FIC as a current or former officer, director or employee of FIC, including pursuant to the Indemnification Agreement (as defined in the Agreement), or to be covered under any applicable directors’ and officers’ insurance policies; any claims for payments, entitlements or benefits due me under the Agreement or the Management Agreement (as defined in the Agreement), if applicable, subject to any terms or conditions under the Agreement or the Management Agreement, if applicable; or any claims I may have for earned and accrued benefits under any employee benefit plan sponsored by the Company in which I am a participant as of the date of termination of my employment with FIC or pursuant to any long-term incentive or equity plan or award agreement.

Consideration. I am entering into this Release in consideration of FIC’s obligations to provide me certain severance benefits as specified in the Agreement. I will receive consideration from FIC as set forth in the Agreement if I sign and do not rescind this Release as provided below. I understand and acknowledge that I would not be entitled to the consideration under the Agreement if I did not sign this Release. The consideration is in addition to anything of value that I would be entitled to receive from FIC if I did not sign this Release or if I rescinded this Release. I acknowledge and represent that I have received all payments and benefits that I am entitled to receive (as of the date of this Release) by virtue of any employment by the Company.

Agreement to Release My Claims. In exchange for the consideration described in the Agreement, I give up and release all of My Claims. I will not make any demands or claims against the Company for compensation or damages relating to My Claims. The consideration that I am receiving is a fair compromise for the release of My Claims.

Cooperation. Upon the reasonable request of the Company, I agree that I will (i) timely execute and deliver such acknowledgements, instruments, certificates, and other ministerial documents (including without limitation, certification as to specific actions performed by me in my capacity as an officer of the Company) as may be necessary and appropriate to formalize and complete the applicable corporate records; (ii) reasonably consult with the Company regarding business matters that I was involved with while employed by the Company; and (iii) unless adverse to my legal interests, be reasonably available, with or without subpoena, to be interviewed, review documents or things, give depositions, testify, or engage in other reasonable activities in connection with any litigation or investigation, with respect to matters that I may have knowledge of by virtue of my employment by or service to the Company. In performing my obligations under this paragraph to testify or otherwise provide information, I will honestly, truthfully, forthrightly, and completely provide the information requested, volunteer pertinent information and turn over to the Company all relevant documents which are or may come into my possession. In addition, the Company agrees to reimburse me any expenses incurred by me in connection with such cooperation, including the costs of separate legal representation if such representation is warranted by the circumstances. Any such reimbursements hereunder shall be paid promptly but in all events in accordance with clause (e) of the section entitled “Section 409A” in the Agreement.

My Continuing Obligations. I understand and acknowledge that I must comply with all of my post-employment obligations under the Agreement and under the Proprietary Information and Inventions Agreement dated January 24, 2012. I will not intentionally defame or disparage the reputation, products, or services of FIC, or the reputation or character of FIC’s directors and senior officers by making a defamatory or disparaging comment which is likely to become public, and I will refrain from making defamatory or disparaging public comments about the Company except upon the express written consent of a senior officer of FIC. Notwithstanding the foregoing, nothing in this paragraph shall prevent me from (x) responding publicly to incorrect, disparaging or derogatory public statements about me to the extent reasonably necessary to correct or refute such public statement or (y) making any truthful statement to the extent (i) necessary with respect to any litigation, arbitration or mediation involving the Agreement, the Management Agreement, this Release or any other written agreement between me and FIC or (ii) required by law or by any court, arbitrator, mediator or administrative or legislative body (including any committee thereof) with actual or apparent jurisdiction to order me to disclose or make accessible such information.

Additional Agreements and Understandings. Even though FIC will provide consideration for me to settle and release My Claims, the Company does not admit that it is responsible or legally obligated to me with respect to My Claims. In fact, the Company denies that it is responsible or legally obligated to me for My Claims, denies that it engaged in any unlawful or improper conduct toward me, and denies that it treated me unfairly.

Advice to Consult with an Attorney. I understand and acknowledge that I am hereby being advised by the Company to consult with an attorney prior to signing this Release and I have done so (or waived my right to do so). My decision whether to sign this Release is my own voluntary decision made with full knowledge that the Company has advised me to consult with an attorney.

Period to Consider the Release. I understand that I have at least 21 days from the date I received this Release (or at least 21 days after the last day of my employment with FIC, if later) to consider whether I wish to sign this Release. If I sign this Release before the end of the 21-day period, it will be my voluntary decision to do so because I have decided that I do not need any additional time to decide whether to sign this Release. I understand and agree that if I sign this Release prior to my last day of employment with FIC it will not be valid and FIC will not be obligated to provide the consideration described in the Release.

My Right to Rescind this Release. I understand that I may rescind this Release at any time within 15 days after I sign it, not counting the day upon which I sign it. This Release will not become effective or enforceable unless and until the 15-day rescission period has expired without my rescinding it. I understand that if I rescind this Release FIC will not be obligated to provide the consideration described in the Release.

Procedure for Accepting or Rescinding the Release. To accept the terms of this Release, I must deliver the Release, after I have signed and dated it, to FIC by hand or by mail within 45 days after my separation from service date. To rescind my acceptance, I must deliver a written, signed statement that I rescind my acceptance to FIC by hand or by mail within the 15-day rescission period. All deliveries must be made to FIC at the following address:

Sr. Vice President of Human Resources

Fair Isaac Corporation

901 Marquette Avenue

Suite 3200

Minneapolis, MN 55402

If I choose to deliver my acceptance or the rescission by mail, it must be postmarked within the period stated above and properly addressed to FIC at the address stated above.

Interpretation of the Release. This Release should be interpreted as broadly as possible to achieve my intention to resolve all of My Claims against the Company. If this Release is held by a court to be inadequate to release a particular claim encompassed within My Claims, this Release will remain in full force and effect with respect to all the rest of My Claims. I agree that the provisions of this Release may not be amended, changed or modified except by an instrument in writing signed by an authorized representative of FIC and by me. I also agree that no waiver shall be effective except if made in writing signed by the party giving the waiver (meaning, in the case of FIC, an authorized representative of FIC)

My Representations. I am legally able and entitled to receive the consideration being provided to me in settlement of My Claims. I have not been involved in any personal bankruptcy or other insolvency proceedings at any time since I began my employment with FIC. No child support orders, garnishment orders, or other orders requiring that money owed to me by FIC be paid to any other person are now in effect.

I have read this Release carefully. I understand all of its terms. In signing this Release, I have not relied on any statements or explanations made by the Company except as specifically set forth in the Agreement. I am voluntarily releasing My Claims against the Company. I intend this Release and the Agreement to be legally binding.

Dated:
William J. Lansing

Accepted and agreed by

Fair Isaac Corporation

Name:

Title:

Dated:

Exhibit 10.3

MANAGEMENT AGREEMENT

This Management Agreement (this “Agreement”) is entered into as of January 24, 2012, by and between Fair Isaac Corporation, a Delaware corporation (the “Company”), and William J. Lansing (“Executive”).

WHEREAS, Executive is expected to become a key member of the management of the Company and to devote substantial skill and effort to the affairs of the Company, pursuant to an employment agreement of even date hereof (the “Employment Agreement”); and

WHEREAS, it is desirable and in the best interests of the Company and its shareholders to provide inducement for Executive (A) to remain in the service of the Company in the event of any proposed or anticipated change in control of the Company and (B) to remain in the service of the Company in order to facilitate an orderly transition in the event of a change in control of the Company, without regard to the effect such change in control may have on Executive’s employment with the Company; and

WHEREAS, it is desirable and in the best interests of the Company and its shareholders that Executive be in a position to make judgments and advise the Company with respect to proposed changes in control of the Company; and

WHEREAS, the Executive desires to be protected in the event of certain changes in control of the Company; and

WHEREAS, for the reasons set forth above, the Company and Executive desire to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, the Company and Executive agree as follows:

1. Events. No amounts or benefits shall be payable or provided for pursuant to this Agreement unless an Event shall occur during the Term of this Agreement.

(a) For purposes of this Agreement, an “Event” shall be deemed to have occurred if any of the following occur:

(i) Any “person” (as defined in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, or any successor statute thereto (the “Exchange Act”)) acquires or becomes a “beneficial owner” (as defined in Rule 13d-3 or any successor rule under the Exchange Act), directly or indirectly, in one or a series of related transactions, of securities of the Company representing 30% or more of the combined voting power of the Company’s securities entitled to vote generally in the election of directors (“Voting Securities”) then outstanding or 30% or more of the shares of common stock of the Company (“Common Stock”) outstanding, provided, however, that the following shall not constitute an Event pursuant to this Section 1(a)(i):

(A) any acquisition or beneficial ownership by the Company or a subsidiary of the Company;

(B) any acquisition or beneficial ownership by any employee benefit plan (or related trust) sponsored or maintained by the Company or one or more of its subsidiaries;

(C) any acquisition or beneficial ownership by any corporation (including without limitation an acquisition in a transaction of the nature described in Section 1(a)(iii)) with respect to which, immediately following such acquisition, more than 70%, respectively, of (x) the combined voting power of the Company’s then outstanding Voting Securities and (y) the Common Stock is then beneficially owned, directly or indirectly, by all or substantially all of the persons who beneficially owned Voting Securities and Common Stock, respectively, of the Company immediately prior to such acquisition in substantially the same proportions as their ownership of such Voting Securities and Common Stock, as the case may be, immediately prior to such acquisition; or

(D) any acquisition of Voting Securities or Common Stock directly from the Company; or

(ii)

Continuing Directors shall not constitute a majority of the members of the Board of Directors of the Company. For purposes of this Section 1(a)(ii), “Continuing Directors” shall mean: (A) individuals who, on the date hereof, are directors of the Company, (B) individuals elected as directors of the Company subsequent to the date hereof for whose election proxies shall have been solicited by the Board of Directors of the Company or (C) any individual elected or appointed by the Board of Directors of the Company to fill vacancies on the Board of Directors of the Company caused by death or resignation (but not by removal) or to fill newly-created directorships, provided that a “Continuing Director” shall not include an individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the threatened election or removal of directors (or other actual or threatened solicitation of proxies or consents) by or on behalf of any person other than the Board of Directors of the Company; or

(iii) Consummation of a reorganization, merger or consolidation of the Company or a statutory exchange of outstanding Voting Securities of the Company (other than a merger or consolidation with a subsidiary of the Company), unless immediately following such reorganization, merger, consolidation or exchange, all or substantially all of the persons who were the beneficial owners, respectively, of Voting Securities and Common Stock immediately prior to such reorganization, merger, consolidation or exchange beneficially own, directly or indirectly, more than 70% of, respectively, (x) the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such reorganization, merger, consolidation or exchange and (y) the then outstanding shares of common stock of the corporation resulting from such reorganization, merger, consolidation or exchange in substantially the same proportions as their ownership, immediately prior to such reorganization, merger, consolidation or exchange, of the Voting Securities and Common Stock, as the case may be; or

(iv) (x) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company or (y) the sale or other disposition of all or substantially all of the assets of the Company (in one or a series of transactions), other than to a corporation with respect to which, immediately following such sale or other disposition, more than 70% of, respectively, (1) the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (2) the then outstanding shares of common stock of such corporation is then beneficially owned, directly or indirectly, by all or substantially all of the persons who were the beneficial owners, respectively, of the Voting Securities and Common Stock immediately prior to such sale or other disposition in substantially the same proportions as their ownership, immediately prior to such sale or other disposition, of the Voting Securities and Common Stock, as the case may be; or

(v) A majority of the members of the Board of Directors of the Company shall have declared that an Event has occurred or, if a majority of the members of the Board of Directors has previously declared that an Event will occur upon satisfaction of specified conditions, such specified conditions have been satisfied.

Notwithstanding anything stated in this Section 1(a), an Event shall not be deemed to occur with respect to Executive if (x) the acquisition or beneficial ownership of the 30% or greater interest referred to in Section 1(a)(i) is by Executive or by a group, acting in concert, that includes Executive or (y) a majority of the then combined voting power of the then outstanding voting securities (or voting equity interests) of the surviving corporation or of any corporation (or other entity) acquiring all or substantially all of the assets of the Company shall, immediately after a reorganization, merger, exchange, consolidation or disposition of assets referred to in Section 1(a)(iii) or 1(a)(iv), be beneficially owned, directly or indirectly, by Executive or by a group, acting in concert, that includes Executive.

(b) For purposes of this Agreement, a “subsidiary” of the Company shall mean any entity of which securities or other ownership interests having general voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Company.

2. Payments and Benefits. If any Event shall occur during the Term of this Agreement and the employment of Executive with the Company is voluntarily or involuntarily terminated under circumstances specified in Section 2(a), then Executive shall be entitled to receive from the Company or its successor (which term as used herein shall include any person acquiring all or substantially all of the assets of the Company) a cash payment and other benefits on the following basis:

(a) If at any time within 60 days before, or at any time upon or after the occurrence of, the first Event to occur (the “First Event”) and prior to the end of the Transition Period, the employment of Executive with the Company is voluntarily or involuntarily terminated for any reason (unless such termination is a voluntary termination by Executive other than for Good Reason, is on account of the death or Disability of the Executive or is a termination by the Company for Cause), subject to the limitations set forth in Sections 2(d) and 2(e), Executive shall be entitled to the following:

(i) The Company shall pay Executive’s full base salary through the Termination Date at the rate then in effect in accordance with the normal payroll practices of the Company and reimburse Executive for his business expenses incurred through the Termination Date, subject to the Company’s normal business expense and travel policies and procedures.

(ii) The Company or its successor shall make a cash payment to Executive in an amount equal to three (3) times the sum of (A) the annual base salary of Executive in effect immediately prior to the First Event (which in no event shall be less than $675,000.00) plus (B) the cash bonus or cash incentive compensation received by the Executive from the Company for the fiscal year preceding the First Event. If the fiscal year preceding the First Event is FY12 or earlier, the cash bonus or cash incentive compensation value shall be the actual amount received or $450,000.00, whichever is greater. Any amount payable under this Section 2(a)(ii) will be paid to Executive in a lump sum on the 70th day following the Termination Date.

(iii) For an 18-month period after the Termination Date, the Company shall allow Executive (and his eligible dependents) to participate in any group health and group life insurance plan or program in which the Executive (and his eligible dependents) was entitled to participate immediately prior to the First Event as if Executive were an employee of the Company during such 18-month period; provided, however, that in the event that Executive’s (or his eligible dependents) participation in any such health or life insurance plan or program of the Company is barred, the Company, at its sole cost and expense, shall arrange to provide Executive (or his eligible dependents, as the case may be) with benefits substantially similar to those which Executive (or his eligible dependents, as the case may be) would be entitled to receive under such plan or program if Executive (or such dependents) were not barred from participation. Benefits otherwise receivable by Executive pursuant to this Section 2(a)(iii) shall be reduced to the extent comparable benefits are received by Executive from another employer or other third party during such 18-month period, and Executive shall promptly report receipt of any such benefits to the Company. To the extent necessary in order for Executive to avoid being subject to tax under section 105(h) of the Code on any payment or reimbursement of medical or dental expenses made to him or for his benefit pursuant to this Section 2(a)(iii), the Company shall impute as taxable income to the Executive an amount equal to that portion of the full actuarial cost of the health care benefit coverages provided to him and his eligible dependents under this Section 2(a)(iii) as exceeds the portion of such cost that is paid for by Executive.

(iv) As of the Termination Date or as of the First Event if the Termination Date precedes the First Event, any outstanding and unvested stock options granted to Executive shall become fully vested and immediately exercisable by Executive (and shall remain exercisable for the applicable post-termination exercise periods specified in the applicable stock option agreements); any unvested restricted stock units granted to Executive shall be accelerated and shares of Company stock shall be issued to Executive or cash shall be paid to Executive, as specified in the applicable restricted stock unit agreement as soon as practicable following the vesting date; any restricted stock awarded to Executive and subject to forfeiture shall be fully vested and shall no longer be subject to forfeiture; and any performance share units (“PSUs”) that are earned but unvested shall become fully vested and any outstanding PSUs whose applicable performance period includes the Termination Date shall be deemed to be earned at target and vested as of the Termination Date or as of the First Event if the Termination Date precedes the First Event, with all vested PSUs delivered to Executive in stock as soon as practicable following the vesting date. In all events, settlement of all vested restricted stock units and PSUs shall occur within 15 days following the applicable vesting date.

(b) The Company shall also pay to Executive reimbursement for all legal fees and expenses incurred by Executive in his lifetime as a result of such termination and relating to claims not barred by the applicable statutes of limitations, including, but not limited to, all such fees and expenses, if any, incurred in contesting or disputing any such termination or in seeking to obtain or enforce any right or benefit provided by this Agreement. The amount of expenses eligible for reimbursement hereunder during any given calendar year shall not affect the expenses eligible for reimbursement in any other calendar year. Executive shall submit verification of expenses to the Company within 60 days from the date the expense was incurred, and the Company shall reimburse eligible expenses within 30 days thereafter, but in any case no later than the last day of the calendar year following the calendar year in which the expense was incurred. The right to reimbursement of legal fees and expenses hereunder may not be exchanged for cash or any other benefit.

(c) In addition to all other amounts payable to Executive under this Section 2, Executive shall be entitled to receive all benefits payable to Executive under any other plan or agreement relating to retirement benefits, pursuant to the terms and conditions of such plan or agreement.

(d) Executive shall not be required to mitigate the amount of any payment or other benefit provided for in Section 2 by seeking other employment or otherwise, nor shall the amount of any payment or other benefit provided for in Section 2 be reduced by any compensation earned by Executive as the result of employment by another employer after the Termination Date or otherwise, except as specifically provided in Section 2(a)(iii) of this Agreement.

(e) Notwithstanding any other provision of this Agreement, the Company will not pay to Executive, and Executive will not be entitled to receive, any payment pursuant to Section 2(a)(ii) unless and until:

(i) Within 45 days following Executive’s Termination Date, Executive executes, and there shall be effective following any statutory period for revocation or rescission (which shall not exceed 15 days), a release that irrevocably and unconditionally releases the Company, any company acquiring the Company or its assets and their past and current shareholders, directors, officers, employees and agents from and against any and all claims, liabilities, obligations, covenants, rights and damages of any nature whatsoever, whether known or unknown, anticipated or unanticipated (provided that with respect to any individual or agent, such release shall be limited to their official relationship with the Company or any successor); provided, however, that the release shall not adversely affect Executive’s rights to receive benefits to which he is entitled under this Agreement or, if applicable, the Employment Agreement, or pursuant to any employee benefit plan or arrangement, or Executive’s rights to indemnification under applicable law, the Indemnification Agreement (as defined in the Employment Agreement), the charter documents of the Company (or any successor), any insurance policy maintained by the Company (or any successor) or any written agreement between the Company (or any successor) and Executive; and

(ii)	Executive executes an agreement prohibiting Executive for a period of two (2) years following the Termination Date from soliciting, recruiting or inducing, or attempting to solicit, recruit or induce, any employee of the Company or of any company acquiring the Company or its assets to terminate the employee’s employment, which Executive has satisfied by executing a Proprietary Information and Inventions Agreement the same date as Executive signs this Agreement.

(f) The obligations of the Company under this Section 2 and the provisions of Section 3 shall survive the expiration of the Term of this Agreement.

3.	Certain Reduction of Payments by the Company.

(a) Notwithstanding anything contained herein to the contrary, prior to the payment of any amounts pursuant to Section 2(a) hereof, an independent national accounting firm designated by the Company (the “Accounting Firm”) shall compute whether there would be any “excess parachute payments” payable to Executive, within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), taking into account the total “parachute payments,” within the meaning of Section 280G of the Code, payable to Executive by the Company or any successor thereto under this Agreement and any other plan, agreement or otherwise. If there would be any excess parachute payments, the Accounting Firm will compute the net after-tax proceeds to Executive, taking into account the excise tax imposed by Section 4999 of the Code, if (i) the payments hereunder were reduced, but not below zero, such that the total parachute payments payable to Executive would not exceed three (3) times the “base amount” as defined in Section 280G of the Code, less One Dollar ($1.00), or (ii) the payments hereunder were not reduced. If reducing the payments hereunder would result in a greater after-tax amount to Executive, such lesser amount shall be paid to Executive. If not reducing the payments hereunder would result in a greater after-tax amount to Executive, such payments shall not be reduced. The determination by the Accounting Firm shall be binding upon the Company and Executive subject to the application of Section 3(b) hereof. Notwithstanding any provision to the contrary in this Agreement or in any other applicable agreement or plan, any reduction in payments required under this Section 3(a) (the “Required Reduction”) shall be implemented as follows: first, by reducing any cash severance payments to be made to Executive, including, but without limitation, the payments to be made to Executive under Section 2(a)(ii) above; second; by cancelling any outstanding PSU awards, the performance goals for which have not been met prior to the Termination Date or if later the date of the occurrence of the First Event; third, by cancelling the acceleration of vesting of (i) any of Executive’s outstanding outstanding PSU awards the performance goals for which were met as of the Termination Date or if later the date of the occurrence of the First Event, and (ii) any of Executive’s outstanding restricted stock unit and restricted stock awards, including, without limitation, the acceleration of vesting of any such awards pursuant to Section 2(a)(iv) above; fourth, by eliminating the Company’s payment of the cost of any post-termination continuation of medical or dental benefits for Executive and his dependents; and fifth, by cancelling the acceleration of vesting of any of Executive’s outstanding stock options, including, without limitation, the acceleration of vesting of any of such options pursuant to Section 2(a)(iv) above). In the case of the reductions to be made pursuant to each of the above- mentioned clauses, the payment amounts to be reduced, and the acceleration of vesting to be cancelled, shall be reduced or cancelled in the inverse order of their originally scheduled dates of payment or vesting, as applicable, and shall be so reduced (x) only to the extent that the payment otherwise to be made, or the vesting of the award that otherwise would be accelerated, would be treated as a “parachute payment” within the meaning section 280G(b)(2)(A) of the Code, and (y) only to the extent necessary to achieve the Required Reduction.

(b) All fees, costs and expenses (including, but not limited to, the cost of retaining experts) of the Accounting Firm shall be borne by the Company and the Company shall pay such fees, costs, and expenses as they become due. In performing the computations required hereunder, the Accounting Firm shall assume that taxes will be paid for state and federal purposes at the highest possible marginal tax rates which could be applicable to Executive in the year of receipt of the payments, unless Executive agrees otherwise.

4. Definition of Certain Additional Terms.

(a) “Cause” shall mean, and be limited to, (i) willful and gross neglect of duties by the Executive or (ii) an act or acts committed by the Executive constituting a felony and substantially detrimental to the Company or its reputation.

(b) “Disability” shall mean Executive’s absence from his duties with the Company on a full time basis for 180 consecutive business days, as a result of Executive’s incapacity due to physical or mental illness, unless within 30 days after written notice of intent to terminate is given by the Company following such absence Executive shall have returned to the full time performance of Executive’s duties.

(c) “Good Reason” shall mean if, without Executive’s express written consent, any of the following shall occur:

(i)	a material reduction of Executive’s authority, duties, or responsibilities in the Company or its successor, including: (A) a material reduction in Executive’s budget authority, or (B) Executive reporting to someone else other than the Board (or following the First Event, if applicable, the successor of the Board), but excluding any isolated, insubstantial, or inadvertent action not taken in bad faith and which is remedied by the Company within five (5) days after receipt of notice thereof from Executive;

(ii)	a material reduction by the Company or any successor in Executive’s annual base salary or target incentive in effect immediately prior to the First Event;

(iii)	the taking of any action by the Company that would result in a material reduction of the aggregate benefits enjoyed by Executive under the Company’s pension, life insurance, medical, health and accident, disability, deferred compensation, incentive awards, employee stock options, restricted stock or stock unit awards, or savings plans in which Executive was participating at the time of the First Event;

(iv)	the Company requiring Executive to relocate to any place other than a location within fifty miles of the location at which Executive performed his primary duties immediately prior to the First Event or, if Executive is based at the Company’s principal executive offices, the relocation of the Company’s principal executive offices to a location more than fifty miles from its location immediately prior to the First Event, except for required travel on the Company’s business to an extent substantially consistent with Executive’s prior business travel obligations; or

(v)	the failure of the Company to obtain agreement from any successor to assume and agree to perform this Agreement, as contemplated in Section 5(b), unless this Agreement is otherwise assumed by any successor by operation of law.

A termination for Good Reason shall not take effect unless the following provisions are satisfied. Executive shall notify the Company within 90 days after the later of the occurrence of the event giving rise to Good Reason or his learning of such event, specifying such act or acts, or such failure or failures to act. The Company shall have 30 days after such notice has been given to cure such conduct. If the Company fails to cure such condition, then Executive shall be entitled to resign for Good Reason, provided such resignation shall be no later than 180 days after the events giving rise to Executive’s right to so resign.

(d) As used herein, other than in Section 1(a) hereof, the term “person” shall mean an individual, partnership, corporation, estate, trust or other entity.

(e) “Termination Date” shall mean the date of termination of Executive’s employment, which in the case of termination for Disability shall be the 30th day after notice is given as required in Section 4(b); provided, however, that for purposes of Section 2(a)(ii) of this Agreement only, the Termination Date shall mean the date on which a “separation from service” has occurred for purposes of Section 409A of the Internal Revenue Code and the regulations and all notices, rulings and other guidance issued by the IRS interpreting same (“Section 409A”).

(f) “Transition Period” shall mean the one-year period commencing on the date of the First Event and ending on the first anniversary of the First Event; provided that if a Good Reason event occurs during such one-year period, the Transition Period shall be extended such that it ends 180 days after such Good Reason event.

5. Successors and Assigns.

(a) This Agreement shall be binding upon and inure to the benefit of the successors, legal representatives and assigns of the parties hereto; provided, however, that the Executive shall not have any right to assign, pledge or otherwise dispose of or transfer any interest in this Agreement or any payments hereunder, whether directly or indirectly or in whole or in part, without the written consent of the Company or its successor. Notwithstanding the foregoing, if Executive should die while any payment, benefit or entitlement is due to him hereunder, such payment, benefit or entitlement shall be paid or provided to his designated beneficiary or, if there is no designated beneficiary, to his estate.

(b) The Company will require any successor (whether direct or indirect, by purchase of a majority of the outstanding voting stock of the Company or all or substantially all of the assets of the Company, or by merger, consolidation or otherwise), by agreement in form and substance satisfactory to Executive, to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such agreement prior to the effectiveness of any such succession (other than in the case of a merger or consolidation) shall be a breach of this Agreement. As used in this Agreement, “Company” shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid that is required to execute and deliver the agreement as provided for in this Section 5(b) or that otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

6. Governing Law. This Agreement shall be construed in accordance with the laws of the State of Minnesota.

7. Notices. All notices, requests and demands given to or made pursuant to this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered or certified mail, return receipt requested, postage pre-paid, addressed to the last known residence address of Executive or in the case of the Company, to its principal executive office to the attention of each of the then directors of the Company with a copy to its Secretary, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

8. Remedies and Claim Process. If Executive disputes any determination made by the Company regarding Executive’s eligibility for any benefits under this Agreement, the amount or terms of payment of any benefits under this Agreement, or the Company’s application of any provision of this Agreement, then Executive shall, before pursuing any other remedies that may be available to Executive, seek to resolve such dispute by submitting a written claim notice to the Company. The notice by Executive shall explain the specific reasons for Executive’s claim and basis therefore. The Board of Directors shall review such claim and the Company will notify Executive in writing of its response within 60 days of the date on which Executive’s notice of claim was given. The notice responding to Executive’s claim will explain the specific reasons for the decision. Executive shall submit a written claim hereunder before pursuing any other process for resolution of such claim. This Section 8 does not otherwise affect any rights that Executive or the Company may have in law or equity to seek any right or benefit under this Agreement.

9. Severability; Survivability. In the event that any portion of this Agreement is held to be invalid or unenforceable for any reason, it is hereby agreed that such invalidity or unenforceability shall not affect the other portions of this Agreement and that the remaining covenants, terms and conditions or portions hereof shall remain in full force and effect. The provisions of this Agreement shall survive any expiration of the Term or any termination of Executive’s employment with the Company to the extent necessary to preserve or implement the intentions of the parties hereunder.

10. Integration. In the event that any payment or benefit becomes payable to Executive pursuant to Section 2 of this Agreement, then Executive shall not be entitled to receive a comparable payment or benefit under the Employment Agreement so as to prevent any duplication of payments or benefits under this Agreement and the Employment Agreement. In addition, the acceleration of stock options and lapsing of forfeiture provisions of restricted stock units or other equity awards provided pursuant to Section 2(a)(iv) of this Agreement shall not be subject to the provisions of Article 13 of the Company’s 1992 Long-Term Incentive Plan (or similar successor provision or plan).

11. Miscellaneous. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the parties in the case of any modification and by the party against whom the waiver or discharge is being enforced in the case of any waiver or discharge. No waiver by either party hereto at any time of any breach by the other party to this Agreement of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior to similar time.

12. Term. Subject to Section 9 of this Agreement, the Term of this Agreement shall commence on the date of this Agreement and shall terminate, and the Term of this Agreement shall end, on the later of (A) December 31, 2016, provided that such period shall be automatically extended for one year and from year to year thereafter until notice of termination is given that such Term shall not be extended by the Company or Executive to the other party hereto at least 180 days prior to December 31, 2016 or the one-year extension period then in effect, as the case may be, or (B) if the First Event occurs on or prior to December 31, 2016 (or prior to the end of the extension year then in effect as provided for in clause (A) hereof), the later of the first anniversary of the First Event or the last day of the Transition Period.

13. Section 409A. The parties hereto intend that all payments and benefits to be made or provided to Executive will be paid or provided in compliance with all applicable requirements of Section 409A, and the provisions of this Agreement shall be construed and administered in accordance with and to implement such intent. In furtherance of the foregoing, the provisions set forth below shall apply notwithstanding any other provision in this Agreement.

(a) All payments to be made to Executive hereunder, to the extent they constitute a deferral of compensation subject to the requirements of Section 409A (after taking into account all exclusions applicable to such payments under Section 409A), shall be made no later, and shall not be made any earlier, than at the time or times specified herein or in any applicable plan for such payments to be made, except as otherwise permitted or required under Section 409A.

(b) The date of Executive’s “separation from service”, as defined in Section 409A (and as determined by applying the default presumptions in Treas. Reg. §1.409A-1(h)(1)(ii)), shall be treated as the date of Executive’s termination of employment for purposes of determining the time of payment of any amount that becomes payable to Executive related to his termination of employment and that is properly treated as a deferral of compensation subject to Section 409A after taking into account all exclusions applicable to such payment under Section 409A.

(c) To the extent any payment or delivery otherwise required to be made to Executive hereunder on account of his separation from service is properly treated as a deferral of compensation subject to Section 409A after taking into account all exclusions applicable to such payment and delivery under Section 409A, and if Executive is a “specified employee” under Section 409A at the time of his separation from service, then such payment and delivery shall not be made prior to the first business day after the earlier of (i) the expiration of six months from the date of Executive’s separation from service, or (ii) the date of Executive’s death (such first business day, the “Delayed Payment Date”). On the Delayed Payment Date, there shall be paid or delivered to Executive or, if Executive has died, to his estate, in a single payment or delivery (as applicable) all entitlements so delayed, and in the case of cash payments, in a single cash lump sum, an amount equal to aggregate amount of all payments delayed pursuant to the preceding sentence.

(d) In the case of any amounts payable to Executive under this Agreement that may be treated as payable in the form of “a series of installment payments”, as defined in Treas. Reg. §1.409A-2(b)(2)(iii), Executive’s right to receive such payments shall be treated as a right to receive a series of separate payments for purposes of Treas. Reg. §1.409A-2(b)(2)(iii).

(e) To the extent that the reimbursement of any expenses eligible for reimbursement or the provision of any in-kind benefits under any provision of this Agreement would be considered deferred compensation under Section 409A (after taking into account all exclusions applicable to such reimbursements and benefits under Section 409A): (i) reimbursement of any such expense shall be made by the Company as soon as practicable after such expense has been incurred, but in any event no later than December 31st of the year following the year in which Executive incurs such expense; (ii) the amount of such expenses eligible for reimbursement, or in-kind benefits to be provided, during any calendar year shall not affect the amount of such expenses eligible for reimbursement, or in-kind benefits to be provided, in any calendar year; and (iii) Executive’s right to receive such reimbursements or in-kind benefits shall not be subject to liquidation or exchange for another benefit.

14. Taxes. Executive acknowledges and agrees that the Company has made no assurances or representations to Executive regarding the tax treatment of any consideration provided for in this Agreement and that the Company has advised Executive to obtain Executive’s own personal tax advice. Except for any tax amounts withheld by the Company from the payments or other consideration hereunder and any employment taxes required to be paid by the Company or any tax liabilities for Executive that are the direct result of the Company failing to make payments or to provide other consideration hereunder in accordance with the terms of this Agreement, Executive shall be responsible for payment of any and all taxes owed in connection with the consideration provided for in this Agreement.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

Fair Isaac Corporation

By	/s/ Margaret L. Taylor
Margaret (Peggy) Taylor Compensation Committee Chair

William J. Lansing

By	/s/ William J. Lansing

Exhibit 99.1

Contact:	Investors Steve Weber (800) 213-5542 investor@fico.com	Media Steve Astle (415) 446-6204 stephenastle@fico.com

FICO Appoints William J. Lansing as Chief Executive Officer

30-Year Technology Industry Veteran Brings Extensive Leadership Experience

MINNEAPOLIS—January 26, 2012—FICO (NYSE:FICO), the leading provider of analytics and decision management technology, announced today that William J. Lansing, a 30-year veteran in the technology industry and a current member of the FICO board of directors, has been appointed chief executive officer of FICO, effective January 27, 2012.

Mr. Lansing succeeds Dr. Mark N. Greene, who is retiring as the company’s chief executive officer. Dr. Greene will remain with the company through February 2013 in an advisory capacity, and serve on the FICO board until the 2012 Annual Meeting of Shareholders.

“On behalf of the entire board of directors, I am delighted that Will has been appointed as CEO of FICO,” said A. George (Skip) Battle, chairman of the board of FICO. “Will’s proven leadership as a member of our board for the past six years, and his successful track record of driving new business opportunities, make him the right person to lead FICO through its next phase of growth and development. We are confident Will is the right person to ensure that FICO capitalizes on its market-leading position and global opportunities to drive future growth and value creation for our shareholders.”

Mr. Lansing said, “I am honored and excited to have been selected to lead FICO, an innovator in predictive analytics with one of the most respected and well-known brand names in the financial services industry. For the past six years, I have had the honor of serving as a director of FICO and I deeply admire this company’s hard-working and dedicated employees, and respect its broad, global client base. I look forward to continuing to work closely with my fellow directors, as well as FICO’s talented management team, to build upon this company’s strong foundation for the benefit for our customers, employees, partners and shareholders.”

Mr. Battle added, “On behalf of the board and everyone at FICO, I thank Mark for his dedication and leadership during the past five years. Mark successfully guided the company through one of the most turbulent times in our history and placed our world-class organization on a path to deliver sustainable value for shareholders. Mark is leaving the company stronger than when he arrived, and we wish him only the best in his future endeavors.”

Dr. Greene stated, “I am proud of the progress we have made at FICO during my tenure as CEO and am grateful to have had the opportunity to work with so many talented individuals. Today FICO is solidly positioned to continue bringing superior predictive analytics solutions to the marketplace. It has been both a privilege and a pleasure to serve as FICO’s CEO for the past five years. I look forward to continue serving the company in an advisory capacity.”

William Lansing most recently served as CEO and president of InfoSpace, a position he held from February 2009 to November 2010. Previously, from 2004 to 2007, he served as CEO and President of ValueVision Media, where he launched Shop NBC.TV, an internet video business. From 2001 to 2003, Mr. Lansing served as a partner of General Atlantic Partners, a global private equity investment firm. Prior to his work at General Atlantic, Mr. Lansing served as CEO of NBC Internet, an integrated Internet media company from 2000 to 2001. He has also held several leadership positions in organizations including Fingerhut Companies, General Electric, Prodigy and McKinsey & Company. Mr. Lansing has served on the board of directors of FICO since February 2006, and he has served as a director of other public companies, including Digital River and RightNow Technologies. He holds a B.A. from Wesleyan University and a J.D. from Georgetown University.

About FICO

FICO (NYSE:FICO) delivers superior predictive analytics that drive smarter decisions. The company’s groundbreaking use of mathematics to predict consumer behavior has transformed entire industries and revolutionized the way risk is managed and products are marketed. FICO’s innovative solutions include the FICO® Score — the standard measure of consumer credit risk in the United States — along with the industry-leading solutions for managing credit accounts, identifying and minimizing the impact of fraud, and customizing consumer offers with pinpoint accuracy. Most of the world’s top banks, as well as leading insurers, retailers, pharma businesses and government agencies rely on FICO solutions to accelerate growth, control risk, boost profits and meet regulatory and competitive demands. FICO also helps millions of individuals manage their personal credit health through www.myFICO.com. Learn more at www.fico.com. FICO: Make every decision count.

Statement Concerning Forward-Looking Information

Except for historical information contained herein, the statements contained in this news release that relate to FICO or its business are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including the success of the company’s Decision Management strategy and reengineering initiative, the maintenance of its existing relationships and ability to create new relationships with customers and key alliance partners, its ability to continue to develop new and enhanced products and services, its ability to recruit and retain key technical and managerial personnel, competition, regulatory changes applicable to the use of consumer credit and other data, the failure to realize the anticipated benefits of any acquisitions, continuing material adverse developments in global economic conditions, and other risks described from time to time in FICO’s SEC reports, including its Annual Report on Form 10-K for the year ended September 30, 2011. If any of these risks or uncertainties materializes, FICO’s results could differ materially from its expectations. FICO disclaims any intent or obligation to update these forward-looking statements.

FICO is a trademark of Fair Isaac Corporation in the United States and in other countries.